                                                                   Exhibit 10.1


     An asterisk ([*]) indicates that confidential information has been omitted and filed separately with the Securities and Exchange Commission as part of a Confidential Treatment Request.




                     FUEL CONVERSION SERVICES, CAPACITY AND
                      ANCILLARY SERVICES PURCHASE AGREEMENT

                                 BY AND BETWEEN

                               AES RED OAK, L.L.C.

                                       AND

                   WILLIAMS ENERGY MARKETING & TRADING COMPANY












                            Dated September 17, 1999





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
ARTICLE I: DEFINITIONS AND INTERPRETATION.........................................................................1

   SECTION 1.1     Definitions....................................................................................1
   SECTION 1.2     Interpretation................................................................................16

ARTICLE II: TERM.................................................................................................16

   SECTION 2.1     Term..........................................................................................16
   SECTION 2.2     Commercial Operation Date.....................................................................16

ARTICLE III:  PURCHASE OF FUEL CONVERSION SERVICES...............................................................18

   SECTION 3.1     Delivery of Natural Gas.......................................................................18
   SECTION 3.2     Fuel Conversion Services......................................................................18
   SECTION 3.3     Fuel Conversion Option Demand Payment.........................................................18
   SECTION 3.4     Costs and Expenses............................................................................18
   SECTION 3.5     Energy Exercise Fee...........................................................................19
   SECTION 3.6     Adjustments...................................................................................19
   SECTION 3.7     Variable O&M Payments.........................................................................19
   SECTION 3.8     Facility Heat Rate Bonus or Credits...........................................................19
   SECTION 3.9     Alternative Delivery Point....................................................................19

ARTICLE IV: PURCHASE AND SALE OF UNFORCED CAPACITY...............................................................20

   SECTION 4.1     Sale of Temperature Adjusted Unforced Capacity................................................20
   SECTION 4.2     Additional and Expansion Capacity.............................................................20

ARTICLE V: PROJECT DEVELOPMENT...................................................................................21

   SECTION 5.1     Progress Reporting............................................................................21
   SECTION 5.2     Establishing Facility Capacity................................................................21
   SECTION 5.3     Required Permits and Approvals................................................................22
   SECTION 5.4     Access to Site................................................................................22

ARTICLE VI: INITIAL START UP TESTING, TESTING AND COMMERCIAL OPERATION...........................................22

   SECTION 6.1     Other Sales of Energy.........................................................................22
   SECTION 6.2     Purchase of Natural Gas.......................................................................23
   SECTION 6.3     Gas Price.....................................................................................23
   SECTION 6.4     Replacement Index.............................................................................23
   SECTION 6.5     Notice of Commercial Operation Date...........................................................23
   SECTION 6.6     Demonstration of Facility Capacity............................................................23

ARTICLE VII: INTERCONNECTION AND METERING EQUIPMENT..............................................................24
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
   SECTION 7.1     Responsibility for Interconnection Facilities.................................................24
   SECTION 7.2     Amendment of Interconnection Agreement........................................................24
   SECTION 7.3     Gas Interconnection...........................................................................25

ARTICLE VIII: OPERATION AND DISPATCH.............................................................................26

   SECTION 8.1     Operation Standards...........................................................................26
   SECTION 8.2     Parallel Operation............................................................................26
   SECTION 8.3     Disconnection by Host Utility.................................................................26
   SECTION 8.4     Automatic Regulation..........................................................................27
   SECTION 8.5     Energy and Ancillary Nominations and Confirmations............................................27
   SECTION 8.6     Right to Energy and Ancillary Services........................................................27
   SECTION 8.7     Facility Availability Status..................................................................28
   SECTION 8.8     Combined Cycle Operation......................................................................29
   SECTION 8.9     O&M Contractor................................................................................29
   SECTION 8.10     Delivery to Facility.........................................................................29
   SECTION 8.11     Natural Gas Nominations and Scheduling.......................................................29
   SECTION 8.12     Imbalance Prevention.........................................................................29
   SECTION 8.13     Transporter Penalties........................................................................30
   SECTION 8.14     Actual Flow of Natural Gas...................................................................30

ARTICLE IX:  MAINTENANCE.........................................................................................30

   SECTION 9.1     Maintenance Standards.........................................................................30
   SECTION 9.2     Maintenance Certification.....................................................................31
   SECTION 9.3     Records of Outage Statistics..................................................................31
   SECTION 9.4     Operations Forecasts..........................................................................31

ARTICLE X: METERING, BILLING, PAYMENT AND TAXES..................................................................32

   SECTION 10.1     Generally....................................................................................32
   SECTION 10.2     Metering of Net Electric Energy..............................................................32
   SECTION 10.3     Metering of Natural Gas......................................................................33
   SECTION 10.4     Monthly Statements...........................................................................33
   SECTION 10.5     Record Retention.............................................................................35
   SECTION 10.6     Maintenance and Testing of Gas Metering Equipment............................................36
   SECTION 10.7     Responsibility for Taxes.....................................................................36
   SECTION 10.8     Fuel Conversion Volume Rebate and Non-Dispatch Payments......................................38

ARTICLE XI: DISPUTE RESOLUTION...................................................................................39

   SECTION 11.1     Third Party Engineer.........................................................................39
   SECTION 11.2     Designated Representatives...................................................................40
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
   SECTION 11.3     Arbitration..................................................................................41
   SECTION 11.4     Survival of Article..........................................................................42

ARTICLE XII: REPRESENTATIONS, WARRANTIES AND COVENANTS...........................................................42

   SECTION 12.1     By Seller....................................................................................42
   SECTION 12.2     By Williams..................................................................................43

ARTICLE XIII: LIABILITY, DEDICATION..............................................................................44

   SECTION 13.1     Third Parties................................................................................44
   SECTION 13.2     Limitation of Liability......................................................................44
   SECTION 13.3     No Dedication to the Public..................................................................44

ARTICLE XIV: INDEMNITY...........................................................................................44

   SECTION 14.1     Indemnity....................................................................................44
   SECTION 14.2     Environmental Indemnity......................................................................45
   SECTION 14.3     Claims by Employees..........................................................................46
   SECTION 14.4     Risk of Loss.................................................................................47
   SECTION 14.5     Survival of Article..........................................................................47

ARTICLE XV: INSURANCE............................................................................................47

   SECTION 15.1     Insurance Generally..........................................................................47
   SECTION 15.2     Risk Insurance...............................................................................48
   SECTION 15.3     Copies.......................................................................................48

ARTICLE XVI: FORCE MAJUERE.......................................................................................49

   SECTION 16.1     Excused Performance..........................................................................49
   SECTION 16.2     Exclusions from Force Majeure................................................................50
   SECTION 16.3     Labor Disputes...............................................................................51
   SECTION 16.4     Termination from Force Majeure...............................................................51
   SECTION 16.5     Extension from Force Majeure.................................................................51

ARTICLE XVII: EVENTS OF DEFAULT; TERMINATION, REMEDIES...........................................................51

   SECTION 17.1     Events of Default............................................................................51
   SECTION 17.2     Cure and Termination.........................................................................53

ARTICLE XVIII: SECURITY..........................................................................................54

   SECTION 18.1     Indemnity for Delay..........................................................................54
   SECTION 18.2     Seller's Guaranty............................................................................54
   SECTION 18.3     Williams Guaranty............................................................................55
   SECTION 18.4     Option to Bind...............................................................................56
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
ARTICLE XIX: SEVERAL OBLIGATIONS.................................................................................57

   SECTION 19.1     Several Obligations..........................................................................57

ARTICLE XX: WAIVER...............................................................................................57

   SECTION 20.1     No Continuing Waiver.........................................................................57

ARTICLE XXI: ASSIGNMENT..........................................................................................57

   SECTION 21.1     Assignment...................................................................................57
   SECTION 21.2     Transfer of Facility.........................................................................58
   SECTION 21.3     Void Assignments or Transfers................................................................58
   SECTION 21.4     Cost Reimbursement...........................................................................58

ARTICLE XXII: NOTICES............................................................................................59

   SECTION 22.1     Notice Requirements..........................................................................59
   SECTION 22.2     Timing.......................................................................................59

ARTICLE XXIII: GRATUITIES........................................................................................59

   SECTION 23.1     No Gratuities................................................................................59

ARTICLE XXIV: CAPTIONS...........................................................................................60

   SECTION 24.1     Captions.....................................................................................60

ARTICLE XXV: CHOICE OF LAWS......................................................................................60

   SECTION 25.1     Choice of Laws...............................................................................60

ARTICLE XXVI: MISCELLANEOUS PROVISIONS...........................................................................61

   SECTION 26.1     Access and Confidentiality...................................................................61
   SECTION 26.2     Survival.....................................................................................61
   SECTION 26.3     Cost Responsibility..........................................................................62
   SECTION 26.4     No Third Party Rights........................................................................62
   SECTION 26.5     Announcements................................................................................62
   SECTION 26.6     Support of Financing.........................................................................62
   SECTION 26.7     Right to Purchase Facility...................................................................62
   SECTION 26.8     Assignment of Third Party Agreements.........................................................62
   SECTION 26.9     Examination of Records.......................................................................63
   SECTION 26.10     Successors and Assigns......................................................................63
   SECTION 26.11     Counterparts................................................................................63
   SECTION 26.12     Entire Agreement............................................................................63
   SECTION 26.13     Severability................................................................................63
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
   SECTION 26.14     Modification in Writing.....................................................................63
   SECTION 26.15     Emissions Allowances........................................................................64
   SECTION 26.16     Williams' Right to Intertie.................................................................64

                               TABLE OF APPENDICES

1.       PRICING
2.       CONFIDENTIALITY AGREEMENT
3.       EXEMPT WHOLESALE GENERATOR CERTIFICATION
4.A.     PRELIMINARY SINGLE-LINE DIAGRAM SHOWING NATURAL GAS DELIVERY POINTS
4.B.     PRELIMINARY SINGLE-LINE DIAGRAM SHOWING ELECTRIC DELIVERY POINTS
5.       FORM OF GUARANTY BY THE AES CORPORATION
6.       FORM OF GUARANTY BY THE WILLIAMS COMPANIES, INC.
7.       LIST OF THIRD PARTY ENGINEERS
8.       BILLING TEMPLATE
9.       OPERATING SPECIFICATIONS

                     FUEL CONVERSION SERVICES, CAPACITY AND
                      ANCILLARY SERVICES PURCHASE AGREEMENT

         THIS FUEL CONVERSION SERVICES, CAPACITY AND ANCILLARY SERVICES PURCHASE AGREEMENT (together with the Appendices hereto, this "Agreement"), dated as of September 17, 1999, by and between AES Red Oak, L.L.C., a Delaware limited liability company ("Seller"), and Williams Energy Marketing & Trading Company, a corporation organized and existing under the laws of the State of Delaware ("Williams"), (Seller and Williams hereinafter referred to individually as a "Party" and collectively as the "Parties").

                                   WITNESSETH:

         WHEREAS, Williams is engaged in the purchase of fuel conversion services to obtain electric energy for sale and the purchase of capacity and ancillary services; and

         WHEREAS, Seller will own, operate and maintain the Facility (as hereinafter defined) to be located at the Site (as hereinafter defined); and

         WHEREAS, Seller proposes to qualify the Facility as an exempt wholesale generator under the applicable rules of the Federal Energy Regulatory Commission ("FERC"); and

         WHEREAS, Williams intends to deliver Natural Gas (as hereinafter defined) to the Facility in accordance with this Agreement; and

         WHEREAS, Seller desires to sell and Williams desires to purchase Unforced Capacity (as hereinafter defined), Ancillary Services (as hereinafter defined) and Fuel Conversion Services (as hereinafter defined) under the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth below, the Parties hereto, intending to be legally bound, hereby covenant, promise and agree as follows:

                    ARTICLE I: DEFINITIONS AND INTERPRETATION

         SECTION 1.1     Definitions

         For purposes of this Agreement, the following definitions shall apply unless the context clearly indicates otherwise. All capitalized terms used in this Agreement that are not defined in this Article I shall have the definitions contained elsewhere herein, including the Appendices hereto.

         "ACCEPTED ELECTRICAL PRACTICES" - those practices, methods and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods and acts which, in exercise of reasonable judgment in light of the facts known at the time a decision is made, that could have been expected to accomplish a desired result at reasonable cost consistent with good business practices, reliability, safety and expedition. Accepted Electrical Practices are not intended to be limited to the optimum practices, methods or acts to the exclusion of others, but rather to those practices, methods and acts generally accepted or approved by a significant portion of the electric utility industry in the relevant region, during the relevant time period, as described in the immediately preceding sentence.

         "AFFILIATE" - with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         "ALLOCATED START-UP DURATION" - the time period required by Seller to permit a Cold Start, Warm Start or Hot Start of the Facility as Scheduled for a Dispatch Period under normal Facility equipment conditions. Such period of time will be set initially based on the engineering, construction and procurement contractor's guidelines, which shall be provided by Seller to Williams promptly after receipt by Seller of such guidelines from the engineering, procurement and construction contractor but in any event no later than the Commercial Operation Date, and revised by the Parties after the first Contract Year to reflect actual operating experience; provided, however, that such revised periods shall be within [*] of the engineering, construction and procurement contractor's guidelines.

         "ALTERNATIVE DELIVERY POINT" - any physical point on the transmission system operated by PJM, other than the Primary Delivery Point, that is mutually agreed to by the Parties pursuant to Section 3.9 at which Seller may deliver or cause to be delivered Energy and/or Ancillary Services and at which Williams shall receive such Energy and/or Ancillary Services.

         "ANCILLARY SERVICES" - those services which the Facility is capable of providing that are defined or described as "Ancillary Services" in the PJM Tariff and in the event such PJM Tariff does not exist, then those similar or related services to the extent commonly sold or saleable (or used or usable) in the electric power generation or transmission industry within the PJM market from time to time.

         "ANTICIPATED COMMERCIAL OPERATION DATE" - has the meaning given such term in Section 2.2.

         "AUTOMATIC REGULATION" - the capability of a Unit to increase or decrease automatically its megawatt output from a set point in response to a control signal from a remote operations center. Such capability to regulate will be set initially based on the engineering, construction and procurement contractor's guidelines, which shall be provided by Seller to Williams promptly after receipt by Seller of such guidelines from the engineering, procurement and construction contractor but in any event no later than the Commercial Operation Date, and revised by the Parties after the first Contract Year to reflect actual operating experience; provided, however, that such revised capability shall be within [*] of the engineering, construction and procurement contractor's guidelines provided prior to the Commercial Operation Date.

         "BACK-UP ELECTRIC METERING EQUIPMENT" - metering equipment comparable to the Electric Metering Equipment.

         "BEGINNING REQUESTED DISPATCH HOUR" - the first clock hour during which the Facility is Scheduled to deliver Net Electric Energy and/or Ancillary Services during a Dispatch Period.

         "BILLING MONTH" - except for the first such period under this Agreement, which may be shorter, one-twelfth (1/12) of a year, or the period of approximately thirty (30) Days between two (2) regular consecutive readings of the Host Utility's electric meter or meters, but not less than twenty-six (26) Days and not more than thirty-five (35) Days.

          "BTU" - the quantity of heat required to raise the temperature of one pound of water one degree Fahrenheit at 60 degrees Fahrenheit.

         "BUSINESS DAY" - any Day on which the Federal Reserve Bank of New York, New York is open for business.

         "CAPACITY RESOURCE" - net capacity from owned (or contracted) generating resources which are designated and committed by a Load Serving Entity, as defined in the Reliability Assurance Agreement, to serve its obligations under the Reliability Assurance Agreement or generating resources that have otherwise been accredited as "Capacity Resources" under procedures adopted and implemented by PJM.

         "CENTRAL PREVAILING TIME" - the time in the central time zone of the United States.

         "COLD START" - a start of a Unit in Combined Cycle Mode given that all of the breakers of that Unit's combustion turbine generator have been open for at least the previous [*].

         "COMBINED CYCLE MODE" - the simultaneous operation of a combustion turbine(s), heat recovery steam generator(s) and steam turbine for the purpose of producing Net Electric Energy.

         "COMMERCIAL OPERATION DATE" - the Day on which (i) the Initial Start-Up Testing of the Facility has been successfully completed to the satisfaction of Seller and Williams has received written notice thereof from Seller, (ii) Seller has received all approvals necessary for it to make the sales contemplated hereunder to Williams, and (iii) Seller has obtained all required permits and authorizations for operation of the Facility.

         "CONTRACT ANNIVERSARY DATE" - the last Day of the month in which the Commercial Operation Date occurs and each succeeding anniversary of such Day throughout the Term of this Agreement.

         "CONTRACT QUANTITY" - the temperature adjusted contract quantity of Energy Williams shall be obligated to receive according to its Dispatch Notice which shall be up to 764.3 MWh/h [*] and, in accordance with Appendix 9, the allowable dispatch curve. The Contract Quantity will be adjusted annually based on PJM's facility output test or rating.

         "CONTRACT YEAR" - the twelve months ending on the Contract Anniversary Date of each year except for the first Contract Year which shall also include any portion of the month between the Commercial Operation Date and the end of the month in which the Commercial Operation Date occurs.

         "DAILY GAS INDEX" - has the meaning given such term in the definition of Gas Price.

         "DAY" - a period of twenty-four (24) consecutive hours, beginning at 12:01 a.m. Eastern Prevailing Time.

         "DISPATCH" - the act of directing a Unit(s) or the Facility to generate Net Electric Energy and/or Ancillary Services, pursuant to a Dispatch Notice.

         "DISPATCH NOTICE" - a notice delivered to Seller by or on behalf of Williams directing the Dispatch of the Facility for a specific Dispatch Period and quantity of Energy and/or Ancillary Services effective until the delivery of a subsequent Dispatch Notice and in a form to be agreed to by the Parties no later than twelve (12) months after the Execution Date, provided that when such notice is given telephonically it shall be promptly confirmed in writing by facsimile or electronic transmission.

         "DISPATCH OPERATION" - the operation of the Facility at the direction of Williams.

         "DISPATCH PERIOD" - a period of time during which Williams has requested delivery of Net Electric Energy and/or the provision of Ancillary Services starting with a Beginning Requested Dispatch Hour and concluding with an Ending Requested Dispatch Hour. A Dispatch Period may continue for more than one calendar Day.

         "DUFF & PHELPS" - Duff & Phelps Credit Rating Company, a company headquartered in Chicago, Illinois that provides ratings and research on corporate financings.

         "EARLY SHUTDOWN NOTICE" - a notice provided by Williams to Seller during a Dispatch Period requesting an earlier Ending Requested Dispatch Hour of a Unit(s) or the Facility than that specified in the Dispatch Notice which commenced such Dispatch Period, provided that such earlier Ending Requested Dispatch Hour shall not be any sooner than one (1) hour after receipt by Seller of such Early Shutdown Notice.

         "EASTERN PREVAILING TIME" - the time in the eastern time zone of the United States.

         "ELECTRIC METERING EQUIPMENT" - electric meters and associated equipment, which shall be owned by the Host Utility and operated and maintained in accordance with the Interconnection Agreement, including, without limitation, metering transformers and meters for measuring kilowatt-hours and reactive volt-ampere hours, utilized in determining the amount of Net Electric Energy and/or Ancillary Services delivered by Seller to the Primary Delivery Point under this Agreement.

         "EMERGENCY(IES)" - a condition(s) or situation(s) which the Host Utility, PJM or Seller reasonably deems imminently likely to endanger life or property including the Facility; or imminently likely to impair or adversely affect the Host Utility's electrical system or the electrical systems of others to which the Host Utility's electrical system is directly or indirectly connected. Such a condition or situation may include, but is not limited to, a forced outage of the Host Utility's electrical system, potential overloading of the Host Utility's transmission and/or distribution circuits, unusual operating conditions on either the Host Utility's or Seller's electrical system or conditions such that the Host Utility is unable to accept Net Electric Energy from the Facility without jeopardizing the Facility, the Host Utility's electrical system or the electrical systems of others to which the Host Utility's electrical system is directly or indirectly connected.

         "ENDING REQUESTED DISPATCH HOUR" - the last clock hour during which the Facility is Scheduled to deliver Net Electric Energy or Ancillary Services during a Dispatch Period.

         "ENERGY" - electric energy measured in MWh (whole or in part) that meets or exceeds the specifications of the Regional Transmission Owner in effect at the time the Energy is delivered to the Primary Delivery Point or Alternative Delivery Point.

         "ENERGY EXERCISE FEE" - has the meaning given to such term in Appendix 1, Section II, A.3.

         "ENVIRONMENTAL LAW" - any applicable federal, state, local or other governmental legal requirement governing or relating to (i) the environment,
(ii) releases or threatened releases of Hazardous Materials including, without limitation, investigations, monitoring and abatement of such releases, and (iii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials or materials containing Hazardous Materials.

         "EXECUTION DATE" - the date set forth in the preamble to this Agreement.

         "EXPANSION CAPACITY" - an increase in the amount of electric generating capacity located on the Site but not a part of the Facility.

         "FACILITY" - the combined cycle electric generating facility located in Sayreville, New Jersey, with a design electric generating capacity of approximately 764.3 MW [*] at [*]. Fahrenheit consisting of three (3)
501 "F" type combustion turbines, three (3) heat recovery steam generators and one (1) steam turbine, with evaporative cooling on the inlet air flow, together with all of the parts, instruments, appurtenances, accessories and other property that may be installed in or attached to or otherwise become part of such facility. The Facility is comprised of two bus bars. Bus bar 1 (two (2) combustion turbines and one (1) auxiliary station) receives approximately 350 MW. Bus bar 2 (one (1) steam turbine, one (1) combustion turbine and one (1) auxiliary station) receives approximately 410 MW.

         "FACILITY CAPACITY" - the actual total net MW generating capability of the Facility measured at the Primary Delivery Point when operating on Natural Gas in Combined Cycle Mode at [*]. Fahrenheit as established during Initial Start-Up Testing of the Facility and as demonstrated and adjusted from time to time pursuant to Section 6.6.

         "FACILITY TESTING" - Seller's operation and testing of the Facility, including performance tests, to determine, among other things, the operating characteristics of the Facility, the Facility Capacity and the Facility's ability to meet Seller's obligations pursuant to this Agreement; provided that any transmission costs associated with Initial Start-Up Testing shall be paid by Seller.

         "FERC" - the Federal Energy Regulatory Commission or any successor agency thereto.

         "FINAL CO DATE" - has the meaning given such term in Section 2.2(c).

         "FIRST PAID EXTENSION OPTION" - has the meaning given such term in
Section 2.2(a).

         "FORCE MAJEURE" - [*]

[*]

         "FORCED OUTAGE" - a "Generator Forced Outage" as defined in the PJM Agreement. Forced Outages include:

                  "TOTAL FORCED OUTAGE" - during periods other than Planned Outages or Maintenance Outages, the Facility is unable to engage in Dispatch Operation, or the Facility is declared by Seller to be in a Total Forced Outage for what would otherwise be a Partial Forced Outage.

                  "PARTIAL FORCED OUTAGE" - during periods other than Planned Outages or Maintenance Outages, the Facility is partially able to engage in Dispatch Operation, and has not been declared by Seller to be in a Total Forced Outage.

         "FREE EXTENSION OPTION" - has the meaning given such term in Section 2.2(a).

         "FUEL CONVERSION OPTION DEMAND CHARGE" - a fixed monthly amount as set forth on Appendix 1, Section II, A.2, Table I attached hereto.

         "FUEL CONVERSION OPTION DEMAND PAYMENT" - the product of the Fuel Conversion Option Demand Charge and the Facility Capacity, which is to be paid by Williams to Seller as set forth in Appendix 1, Section II, A.2.

          "FUEL CONVERSION SERVICES" - (i) operation of the Facility by Seller to combust the Natural Gas delivered by Williams in order to generate and deliver at the Primary Delivery Point Net Electric Energy or to provide at the Primary Delivery Point Ancillary Services or (ii) the provision of Energy or Ancillary Services in accordance with Section 3.9.

         "FUEL CONVERSION VOLUME REBATE" - has the meaning given such term in
Section 10.8.

         "FULLY AVAILABLE" - any time the Facility is not in a Forced Outage, Maintenance Outage, Partial Outage or Planned Outage and capable of producing 100% of the Facility Capacity and Ancillary Services.

         "GAS DAILY" - the daily publication referred to herein published by FT Energy.

         "GAS DAY" -- A period of 24 consecutive hours beginning at 9 A.M. Central Prevailing Time.

         "GAS PRICE" -- if Natural Gas is Scheduled during the Gas Day prior to expected flow, the Gas Price shall be the sum of the price published by GAS DAILY for Natural Gas to flow on such Gas Day under the heading "Daily Price Survey" and under the column heading "Midpoint" for the point "Transco Z6 (NY)" (the "Daily Gas Index"), plus applicable Transportation Charges from the reference point for the Daily Gas Index to the Facility, plus [*]; if Natural Gas is Scheduled during the same Gas Day of expected flow the price shall be the market price as determined by Williams in a commercially reasonable manner for Natural Gas delivered for the reference point "Transco Z6 (NY)" (the "Intraday Gas Price") plus applicable Transportation Charges from the reference point for the Daily Gas Index to the Facility.

         "GDPIPD" -- the annual Gross Domestic Product Implicit Price Deflator as reported by the United States Department of Commerce, Bureau of Economic Analysis monthly in the SURVEY OF CURRENT BUSINESS (Index base 1992 = 100).

         "GPU" -- Metropolitan Edison Company, Pennsylvania Electric Company and Jersey Central Power and Light Company, collectively doing business as GPU Energy, Inc., and their Affiliates.

         "GUARANTY AMOUNT" -- has the meaning given such term in Section 18.4.

         "HAZARDOUS MATERIALS" -- any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs") and any other chemicals, materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances" or "toxic pollutants" under, or are regulated or become regulated as such by Environmental Laws, including but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 ET SEQ.); the Hazardous Material Transportation Act, as amended (42 U.S.C
Section 1801 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 ET SEQ.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601); the Clean Air Act, as amended (42 U.S.C
Section 7401 ET SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 ET SEQ.); or in the regulations promulgated pursuant to said laws.

         "HEAT RATE" -- the actual Facility fuel efficiency performance while operating in Combined Cycle Mode and on Natural Gas (expressed in Btu per kWh
(HHV)). Prior to the Commercial Operation Date, Seller shall provide, for information purposes only, Williams with Heat Rate curves for the Facility, when said curves are reasonably available, which show expected changes to the Heat Rate due to changes in ambient temperature and other conditions. Seller also shall inform Williams of any material changes in the expected Heat Rate of the Facility.

         "HEAT RATE TARGET" -- shall be [*] Btu per kWh (HHV). If Williams issues a Dispatch Notice for less than the Facility Capacity then the Heat Rate Target will be in accordance with the Heat Rate curve that shows the Heat Rate Target at other allowable dispatch levels which shall be included herein as Appendix 9. In all cases such Heat Rate Target shall be adjusted as appropriate to account for the provision of Ancillary Services which affect Heat Rate. Seller will provide Williams such curve as soon as reasonably practicable but in no event later than the Commercial Operation Date.

         "HHV" -- higher heating value.

         "HOST UTILITY" -- Jersey Central Power & Light Company, which also does business as GPU Energy, or its successor.

         "HOT START" -- a start of a Unit in Combined Cycle Mode given that all of the breakers of that Unit's combustion turbine generator have been open for no more than [*].

         "IMBALANCE" -- has the meaning given such term in Section 8.12.

         "INITIAL START-UP TESTING" -- Seller's operation and testing of the Facility prior to the Commercial Operation Date, including performance tests, to determine, among other things, the operating characteristics of the Facility, the Facility Capacity and the Facility's ability to meet Seller's obligations pursuant to this Agreement; provided that any transmission costs associated with Initial Start-Up Testing shall be paid by Seller.

         "INTERCONNECTION AGREEMENT" -- that certain agreement between Seller and Host Utility dated April 27, 1999.

         "INTERCONNECTION FACILITIES" -- all structures, facilities, equipment, auxiliary equipment, devices and apparatus including the Protective Apparatus directly or indirectly required and installed to interconnect and deliver Net Electric Energy and Ancillary Services from the Facility to the Primary Delivery Point, including, but not limited to, electric transmission and/or distribution lines, transformation, switching, Electric Metering Equipment, any other metering equipment, communications, and safety equipment, including, but not limited to, equipment required to protect (i) the Host Utility's electrical system and its customers from faults occurring at the Facility, and (ii) the Facility from faults occurring on the Host Utility's electrical system or on the electrical systems of others to which the Host Utility's electrical system is directly or indirectly connected.

         "INVESTMENT GRADE" -- a rating in one of the four highest categories (without regard to subcategories within such rating categories) by Standard & Poor's or Moody's.

         "kW" -- kilowatt

         "kWh" -- kilowatt-hour.

         "LATE PAYMENT INTEREST RATE" -- the Prime Rate plus one (1) percent per annum.

         "LENDER" -- any financial institution, Person, bondholder or noteholder which provides debt or equity capital, loans, credit or credit support, acts as counterparty on any interest rate or currency hedging arrangements or provides other financing to Seller in respect of the acquisition, ownership, construction, operation or maintenance of the Facility; such term also includes any such financial institution, Person, bondholder or noteholder which acts in the capacity of "Lender" in connection with any refinancing by Seller of its then outstanding debt obligation.

         "LOAD SERVING ENTITY" -- any entity (or the duly designated agent of such entity), including a load aggregator or power marketer, (i) serving end-users within the PJM control area, and (ii) that has been granted the authority or has an obligation pursuant to state or local law, regulation or franchise to sell electric energy to end-users located within the PJM control area.

         "LOCATIONAL MARGINAL PRICE" OR "LMP" -- the hourly integrated market clearing marginal price (exclusive of any price for Unforced Capacity from Capacity Resources), expressed in $/MWh, for electric energy at a location where energy is delivered or received, calculated pursuant to the terms of the PJM Agreement. In the event that LMP becomes unavailable or ceases to be made available, the Parties shall use good faith efforts to agree upon a Replacement Price. If the parties cannot agree on a substitute methodology to determine price by the end of the first month for which the Replacement Price could not be determined, then Williams and Seller shall each prepare a list of three alternative published reference postings of spot prices for Net Electric Energy delivered in the same geographic area as the Primary Delivery Point. Each list shall set forth the highest priority posting first. Each Party shall submit its list to the other within ten (10) days after the end of the first month for which the price could not be determined. The first posting appearing on Seller's list that also appears on Williams' list shall constitute the new price effective as of the date that the Parties ceased using LMP.

         "LOSS" -- has the meaning given such term in Section 14.1.

         "MAINTENANCE OUTAGE" -- the Scheduled removal of the Facility, or a portion thereof, from service in order to perform necessary repairs on specific components of the Facility where removal of the Facility could be postponed to the weekend past the immediately succeeding weekend. In the case of conflict, the definition of "Generator Maintenance Outage" as defined in the PJM Agreement shall control.

         "MAJOR MAINTENANCE RESERVE ACCOUNT" -- has the meaning given such term in Section 10.8(b).

         "MINIMUM UTILIZATION CHARGE" -- has the meaning given such term in Appendix 1, Section II, A.2.

         "MOODY'S" -- Moody's Investors Services, Inc., and its successors.

         "MMBtu" -- One Million Btus

         "MW" -- megawatt.

         "MWh" -- megawatt-hour.

         "NATURAL GAS" -- merchantable Natural Gas that meets the quality specifications set forth in the applicable Transporter's tariff.

         "NATURAL GAS DELIVERY POINT" -- each of the physical point(s) identified on Appendix 4.A at which Natural Gas is delivered and measured.

         "NATURAL GAS INTERCONNECTION FACILITIES" -- has the meaning given such term in Section 7.3.

         "NATURAL GAS METERING EQUIPMENT" -- gas meters and associated equipment utilized in determining (i) the amount of Natural Gas delivered to Seller by Williams under this Agreement, and (ii) the amount of Natural Gas consumed by the Facility.

         "NET ELECTRIC ENERGY" -- the gross amount of electric energy generated by the Facility at Williams' direction, less station service requirements and any transformation and transmission line Losses to the Primary Delivery Point and delivered by Seller to the Host Utility's electric system at the Primary Delivery Point.

         "NEW TAXES" -- (i) any Taxes or modifications therein enacted and effective after the Execution Date, including, without limitation, that portion of any Taxes or New Taxes that constitutes an increase in the rate thereof (but excluding an increase in the value of the base upon or from which computed), or (ii) any law, order, rule or regulation, or official interpretation thereof; enacted and effective after the Execution Date resulting in application of any Taxes to a new or different class of Persons.

         "NON-DISPATCH COST" -- has the meaning given such term in Appendix 1, Section V.

          "NON-DISPATCH PAYMENT" -- has the meaning given such term in Appendix 1, Section V.

          "NON-PEAK PERIOD" -- the months other than the months comprising the Summer Peak Period and Winter Peak Period.

         "PARTIALLY AVAILABLE" -- has the meaning given such term in Appendix 1, Section V.

         "PEAK HOURS" -- 7:00 AM Eastern Prevailing Time to 11:00 PM Eastern Prevailing Time, Monday through Friday except for non-Business Days.

         "PERMITTED LIEN" -- any Lien (i) for current Taxes not delinquent,
(ii) for an immaterial amount or in connection with any immaterial matter, in either case arising in the ordinary course of business and which, together with all other Liens described in this clause (iii), does not materially affect or interfere with the present or intended value or use of the affected property or (iv) securing the loans to Seller permitted by this Agreement with respect to the construction, ownership and operation of the Facility or any permitted refinancings thereof.

         "PERSON" -- any individual, corporation, limited liability company, partnership, limited partnership, trust, association or other entity.

         "PJM" -- the PJM Interconnection, L.L.C., acting in accordance with the PJM Agreement or the applicable successor entity.

         "PJM AGREEMENT" -- that certain Amended and Restated Operating Agreement of PJM Interconnection, L.L.C., dated as of June 2, 1997, and applicable portions of the PJM Manuals, as further amended, revised or superseded from time to time.

         "PJM MANUALS" -- the instructions, rules, procedures and guidelines established by PJM for the operation, planning and accounting requirements of the PJM control area and the PJM energy market.

         "PJM TARIFF" -- the PJM Open Access Transmission Tariff as on file with FERC and in effect from time to time, including any Schedules, appendices, or exhibits attached thereto.

         "PLANNED OUTAGE" -- a complete or partial outage of the Facility that has been Scheduled in accordance with Section 9.4(b) hereof.

         "POSITION NOTICE" -- has the meaning given such term in Section
11.1(a).

         "PRIMARY DELIVERY POINT" -- the physical points set forth as Appendix 4.B at which Net Electric Energy and/or Ancillary Services are to be delivered and measured.

         "PRIME RATE" -- the prime commercial lending rate announced by Citibank, N.A., as in effect from time to time.

         "PROTECTIVE APPARATUS" -- such equipment and apparatus on Seller's side of the Primary Delivery Point, including, but not limited to, protective relays, circuit breakers and the like, necessary or appropriate to isolate the Facility from the Host Utility's electrical system consistent with Accepted Electrical Practices.

         "PROTECTIVE GAS APPARATUS" -- such equipment and apparatus on Seller's side of the Natural Gas Delivery Point necessary to maintain the safety of the Facility consistent with standard gas industry practices.

         "PUC" -- New Jersey Department of Public Utilities or any successor agency thereto.

         "RATING AGENCY" -- Standard & Poor's, Moody's and each other credit Rating Agency from which Seller seeks to obtain a rating on the debt it incurs to finance the construction of the Facility.

         "REGIONAL TRANSMISSION OWNER (RTO)" -- each entity (a) that owns, leases or otherwise has a possessory interest in facilities used for the transmission of electric energy in interstate commerce, (b) that provides transmission under the PJM Tariff and (c) that is a party to the PJM Transmission Owners Agreement and PJM Operating Agreement.

         "RELIABILITY ASSURANCE AGREEMENT" -- that certain Reliability Assurance Agreement Among Load Serving Entities in the PJM Control Area, dated as of June 2, 1997, as amended, revised or superseded from time to time, including applicable portions of the PJM Manuals.

         "REPLACEMENT PRICE" -- has the meaning given such term in Appendix 1, Section V.

          "ROLLING TWELVE MONTH PERIOD" -- the most recent twelve months (or portions thereof) immediately preceding each Billing Month.

         "SCHEDULE OR SCHEDULED" -- the act of Williams, Seller, the Host Utility or Transporter timely notifying, requesting, pre-scheduling, nominating and confirming to each other, consistent with Transporter's tariff or procedures or with the Interconnection Agreement and PJM procedures, as may be applicable, the quantity of Ancillary Services, Net Electric Energy or Natural Gas to be delivered hereunder in any given hour. As between the Parties, Williams shall be the exclusive scheduler of any Natural Gas upstream of the Natural Gas Delivery Point and shall also be the exclusive scheduler of any Net Electric Energy and Ancillary Services downstream of the Primary Delivery Point.

         "SECOND PAID EXTENSION OPTION" -- has the meaning given such term in
Section 2.2(c).

         "SHUTDOWN" -- an actual Shutdown of a Unit, as evidenced by the opening of the Unit's combustion turbine breaker, or the Facility, as evidenced by the opening of all of its breakers, immediately following the Ending Requested Dispatch Hour of a Dispatch Period or pursuant to an Early Shutdown Notice.

         "SITE" -- the location of the Facility in Sayreville, New Jersey, identified as Lot 1, Block 49.01 as designated on the Tax Maps of the Borough of Sayreville.

         "STANDARD & POOR'S" -- Standard & Poor's Rating Group, a division of the McGraw-Hill Companies, Inc., and its successors.

         "START-UP" -- a Start-Up of the Facility, one Unit or two Units necessary to comply with the Schedule or request by Williams for a Dispatch Period for the Facility immediately preceding a Beginning Requested Dispatch Hour.

         "START-UP NOTIFICATION LEAD TIME" -- a period of at least [*].

         "START-UP TESTING DATE" -- has the meaning given such term in
Section 7.3.

         "SUCCESSFUL START-UP" -- a Start-Up that results in the [*], pursuant to a Williams' Dispatch Notice, for a period of time equal to the [*], whichever is less.

         "SUMMER PEAK PERIOD" -- the months (or portions thereof) of June, July, August and September.

         "TAXES" -- any or all federal, state and/or local, municipal, ad valorem, property, occupation, severance, generation, first use, conversion, Btu or power, transmission, utility, gross receipts, privilege, sales, use, consumption, excise, lease, transaction, and other Taxes, governmental charges, license fees, permit fees, assessments, or increases in or interest on or penalties relating to any of the foregoing, other than Taxes based on net income or net worth.

         "TEMPERATURE ADJUSTED FACILITY CAPACITY" -- the capacity of the Facility to actually generate Net Electric Energy at any particular temperature measured at the gas turbine inlet between -20 and 100 degrees Fahrenheit corresponding to the Facility Capacity, and reflecting the effect of temperature on both the Facility Capacity while in Combined Cycle Mode and the air/gas flow into the combustion turbine. Seller will provide Williams with temperature adjusted capacity curves showing expected changes in the capacity of the Facility at such different temperatures as soon as reasonably practicable but in no event later than the Commercial Operation Date.

          "TEMPERATURE ADJUSTED UNFORCED CAPACITY" OR "TAUC" -- the Unforced Capacity Rating associated with the Facility adjusted to [*] degrees Fahrenheit as described in Appendix 9.

         "TEMPERATURE ADJUSTED UNIT CAPACITY" -- the capacity of any two Units to generate Net Electric Energy at any particular temperature measured at the gas turbine inlet between -20 and 100 degrees Fahrenheit corresponding to approximately 66 percent of Facility Capacity and reflecting the effect of temperature on both the Unit Capacity while in Combined Cycle Mode and the air/gas flow into the combustion turbine.

         "TERM" -- Subject to Section 16.5 hereof, the Term of this Agreement commencing on the Execution Date and continuing for a period of twenty (20) Contract Years after the first Contract Anniversary Date.

         "THIRD PARTY ENGINEER" -- has the meaning given such term in Section 11.1.

         "THOMPSON BANKWATCH" -- Thompson Financial Bankwatch, a company that provides ratings, research and analysis on financial institutions.

         "TOTAL FIXED PAYMENT" -- has the meaning given such term in Appendix 1, Section II, A.2.

         "TRANSPORTER(S)" -- all Natural Gas gathering or pipeline companies, or local distribution companies, acting in the capacity of a Transporter, transporting Natural Gas for Seller or Williams to the Natural Gas Delivery Point.

          "TRANSPORTATION CHARGES" -- those charges associated with the delivery of Natural Gas from Transco Zone 6, New York, to the Natural Gas Delivery Point inclusive of fuel. Williams shall provide such charges as soon as reasonably practicable but in no event later than the Commercial Operation Date.

         "UNFORCED CAPACITY" -- has the meaning given to that term, or any successor term, in the Reliability Assurance Agreement.

         "UNFORCED CAPACITY RATE" -- shall have the meaning given such term in Appendix 1, Section II, A.2.

         "UNFORCED CAPACITY RATING" -- the amount of Unforced Capacity associated with the Facility for a Billing Month as determined pursuant to the Reliability Assurance Agreement without regard to whether the Facility is a "Capacity Resource" pursuant to the Reliability Assurance Agreement.

         "UNIT" -- a single independent combined cycle train, consisting of a combustion turbine and heat recovery steam generator operating together with associated equipment.

         "VARIABLE O&M RATE" OR "VOM" -- a rate applied to each MWh of Net Electric Energy delivered, as more fully described in Appendix 1, Section II, A.1.

         "VARIABLE O&M PAYMENT" OR "VOMP" -- the product of the Variable O&M Rate and the Net Electric Energy for a Dispatch Period, which is to be paid by Williams to Seller as set forth in Appendix 1, Section II, A.1.

         "WARM START" -- the start of a Unit in Combined Cycle Mode given that all of the breakers of that Unit's combustion turbine generator have been open for more than [*] but less than [*] hours.

         "WINTER PEAK PERIOD" -- the months (or portions thereof) of December, January and February.

          SECTION 1.2     Interpretation

         Unless a different interpretation arises from the context: (a) the reference to any article, section, paragraph or appendix is a reference to an article, section, paragraph or appendix of this Agreement, (b) with respect to the definitions set forth in Article I, whenever applicable the singular shall include the plural and vice-versa; and (c) the words "includes" or "including" mean "including, but not limited to" and are not limiting. Any conflict between an article or section of this Agreement and any provision of an appendix shall be resolved by reference to the article or section of this Agreement.

                                ARTICLE II: TERM

         SECTION 2.1     Term

         Subject to the terms hereof, including those of Section 16.5, the Term of this Agreement shall commence on the Execution Date and shall continue for a period of twenty (20) Contract Years after the first Contract Anniversary Date.

         SECTION 2.2     Commercial Operation Date

         (a) Seller shall cause the Commercial Operation Date to occur no later than December 31, 2001 (the "Anticipated Commercial Operation Date"). If the Commercial Operation Date has not occurred by December 31, 2001, for any reason whatsoever, including without limitation the continued existence of, or delay caused by, a Force Majeure event affecting Seller (other than any delay caused by, an inability of Seller to obtain Natural Gas for the testing or operation of the Facility, or by any act or failure to act by Williams or an Affiliate of Williams, where such action is required under this Agreement), Williams shall (notwithstanding anything in this Agreement or otherwise to the contrary except this Section 2.2(a)) have the absolute right to terminate this Agreement upon written notice to Seller without any liability or responsibility [*].

[*]

         (b) In the event Seller qualifies for the [*] Option but the Commercial Operation Date is not achieved by June 30, 2002, (i) Seller may elect to extend its obligation to achieve the Commercial Operation Date up to and including June 30, 2003 by paying Williams the amounts, and in accordance with the procedures, specified in Section 2.2(c) and (ii) Seller shall pay to Williams an amount equal to the lesser of (x) any actual damages Williams suffers or incurs after June 30, 2002 as the result of Williams' reliance upon the delivery by such date of Unforced Capacity, Ancillary Services and Fuel Conversion Services hereunder, to the extent said damages cannot be mitigated fully, and (y) [*]. Seller agrees that the damages Williams may suffer under these circumstances will be any and all reasonable costs incurred by Williams in excess of costs that would have been incurred had the Commercial Operation Date occurred on or before December 31, 2001.

         (c) In the event Seller qualifies for the [*] Option or elects the First Paid Extension Option, if the Commercial Operation Date has not occurred by June 30, 2002, (the "Final CO Date") for any reason whatsoever (other than as a result of an inability of Seller to obtain Natural Gas for the testing or operation of the Facility, or any act or failure to act by Williams or an Affiliate of Williams, where such action is required under this Agreement), including without limitation the continued existence of or delay caused by a Force Majeure event affecting Seller, Williams shall (notwithstanding anything contained in this Agreement or otherwise to the contrary) have the absolute right to terminate this Agreement upon written notice to Seller without any liability or responsibility, provided, however, that notwithstanding the preceding provisions of this sentence, Seller shall have the right to extend the Final CO Date to and including June 30, 2003 by giving Williams written notice of the estimated extension required no later than April 30, 2002 and paying to Williams the amount of [*]/Day for each of the first 60 Days beyond June 30, 2002, [*]/Day for each Day of delay between and including 61 and 120 Days after June 30, 2002; and [*]/Day for each Day of delay between and including 121 and 365 Days after June 30, 2002 (the "Second Paid Extension Option"). At the end of each month during such extension period Seller shall calculate the amounts owed to Williams under the terms of this Section 2.2(c) for such month and shall pay such amounts to Williams within ten (10) Days after the end of such month.

         (d) In the event that Seller elects the Second Paid Extension Option and the Commercial Operation Date does not occur by June 30, 2003 for any reason whatsoever (other than as a result of an inability of Seller to obtain Natural Gas for the testing or operation of the Facility, or any act or failure to act by Williams or an Affiliate of

Williams, where such action is required under this Agreement), including without limitation the continued existence of or delay caused by a Force Majeure event affecting Seller, Williams shall (notwithstanding anything contained in this Agreement or otherwise to the contrary) have the absolute right to terminate this Agreement upon five (5) Days written notice to Seller without any liability or responsibility; such right to terminate, however, shall lapse if not exercised prior to the Commercial Operation Date.

                ARTICLE III: PURCHASE OF FUEL CONVERSION SERVICES

         SECTION 3.1     Delivery of Natural Gas

         Consistent with any Dispatch Notice or as otherwise instructed by Seller, Williams shall deliver or cause to be delivered to Seller at the Natural Gas Delivery Point on an exclusive basis all quantities of Natural Gas required by Seller (i) to generate Net Electric Energy and/or Ancillary Services, (ii) to perform Start-Ups, (iii) to perform Shutdowns, and (iv) to operate the Facility during any period other than a Start-Up, Shutdown or Dispatch Period for any reason. Williams shall at all times retain title to all quantities of Natural Gas delivered pursuant to clauses (i) -- (iii) of this Section 3.1, and title to Natural Gas delivered pursuant to clause (iv) of this Section 3.1 shall transfer to Seller at the Natural Gas Delivery Point. To the extent of any failure by Williams to deliver the Natural Gas required pursuant to clauses (i) -- (iii), Seller shall be excused, without any penalty, from its obligation to provide Fuel Conversion Services and to deliver the related Net Electric Energy or Ancillary Services under this Agreement.

         SECTION 3.2     Fuel Conversion Services

         Subject to the terms and conditions set forth in this Agreement, during the Term, commencing with the Commercial Operation Date, Seller shall perform for Williams on an exclusive basis, and Williams shall purchase and pay for, Fuel Conversion Services.

         SECTION 3.3     Fuel Conversion Option Demand Payment

         Subject to the terms and conditions set forth in this Agreement, Williams shall pay Seller a Fuel Conversion Option Demand Payment for Fuel Conversion Services and Ancillary Services as set forth in Appendix 1,
Section II, A.2.

         SECTION 3.4     Costs and Expenses

         Except as provided in Section 6.2, Williams shall be solely responsible for all costs and expenses related to the supply and transportation of Natural Gas to the Natural Gas Delivery Point.

         SECTION 3.5     Energy Exercise Fee

         Subject to the terms and conditions set forth in this Agreement, Williams shall pay Seller an Energy Exercise Fee for Net Electric Energy and/or Ancillary Services received hereunder as set forth in Appendix 1,
Section II, A.3.

         SECTION 3.6     Adjustments

         Adjustments to the Fuel Conversion Option Demand Payments will be made pursuant to Appendix 1, Section IV,C.

         SECTION 3.7     Variable O&M Payments

         Subject to the terms and conditions set forth in this Agreement, Williams shall pay Seller a Variable O&M Payment as set forth in Appendix 1,
Section II, A.1.

         SECTION 3.8     Facility Heat Rate Bonus or Credits

         Subject to the terms and conditions set forth in this Agreement, Williams shall pay Seller a Heat Rate bonus or Seller shall provide Williams a Heat Rate credit pursuant to Appendix 1, Section III.

         SECTION 3.9     Alternative Delivery Point

         Unless Seller has declared an Emergency, Forced Outage, Maintenance Outage or Planned Outage, Seller shall deliver the Energy and/or Ancillary Services to be sold to Williams pursuant to its Dispatch Notice. In the event Seller has not declared an Emergency, Forced Outage, Maintenance Outage or Planned Outage and is unable or unwilling to tender delivery at the Primary Delivery Point, Seller may elect to fulfill its delivery obligations through one of the following options:

         (a) Seller may tender delivery of all or a portion of the Energy and Ancillary Services pursuant to a Dispatch Notice to an Alternative Delivery Point subject to the following:

                  (i) Seller must notify Williams it intends to deliver Energy and/or Ancillary Services at an Alternative Delivery Point and Williams must respond to such notice of an Alternative Delivery Point at least two (2) hours after said notice is received indicating if it will accept delivery at the Alternative Delivery Point;

                  (ii) Seller may not elect to deliver Energy and/or Ancillary Services to an Alternative Delivery Point during any Dispatch Period in which Seller has already begun delivery of Energy and/or Ancillary Services to the Primary Delivery Point, unless the Parties agree otherwise;

                  (iii) Seller agrees to pay Williams the positive difference, if any, in each hour, of the Locational Marginal Price at the Primary Delivery Point minus the Locational Marginal Price at the Alternative Delivery Point multiplied by the quantity of Energy and Ancillary Services requested pursuant to the Dispatch Notice for each hour that Energy and Ancillary Services are delivered to the Alternative Delivery Point; and

                  (iv) [*]

                  (v) [*]

                  (vi) Deliveries at the Alternative Delivery Point shall be settled pursuant to the then existing settlement procedures as commonly practiced in the PJM market.

         (b) Seller may pay Williams a Non-Dispatch Payment as described in Appendix 1, Section V.

               ARTICLE IV: PURCHASE AND SALE OF UNFORCED CAPACITY

         SECTION 4.1     Sale of Temperature Adjusted Unforced Capacity

         (a) Subject to the terms and conditions set forth in this Agreement, during the Term, commencing with the Commercial Operation Date, Seller shall sell and make available to Williams on an exclusive basis, and Williams shall purchase and pay for, Temperature Adjusted Unforced Capacity.

         (b) The payment for Temperature Adjusted Unforced Capacity in a Billing Month shall be calculated by multiplying the Temperature Adjusted Unforced Capacity by the applicable Unforced Capacity Rate as set forth in and subject to the provisions of Appendix 1 to this Agreement.

         SECTION 4.2     Additional and Expansion Capacity

         (a) In the event that it is demonstrated during Initial Start-Up Testing, or during a subsequent demonstration of capacity for PJM purposes, that the Facility Capacity is greater than 764.3 MW [*], this Agreement and Appendix 1 to this

Agreement shall be amended to reflect the sale of such additional capacity to Williams as mutually agreed to by the Parties.

         (b) Seller will not add Expansion Capacity to the Site, except with the consent of Williams, which may be withheld in Williams' sole and absolute discretion if such Expansion Capacity would have an adverse effect on the economic benefit (including cashflow and profit) to be derived by Williams from the Facility.

                         ARTICLE V: PROJECT DEVELOPMENT

         SECTION 5.1     Progress Reporting

         (a) After the date hereof, Seller shall furnish to Williams, for information purposes only, updated quarterly (on a calendar year basis) Schedules and status reports showing and describing the progress of the engineering, permitting, purchasing and construction of the Facility. The receipt and/or review by Williams of any such Schedules submitted by Seller shall not be asserted or construed by Seller at any time to be (i) Williams' endorsement or approval of the Schedules, (ii) Williams' endorsement or approval of the design of the Facility or its appurtenant equipment, (iii) Williams' assumption of any responsibility for the Facility or its appurtenant equipment and/or (iv) any waiver of any obligation of Seller under this Agreement. The updated Schedules and reports provided by the Seller pursuant to this Section 5.1 shall include, in reasonably sufficient detail, explanations of any delays in meeting Scheduled dates for commencement or completion of any listed item.

         (b) Williams shall furnish Seller with updated quarterly (on a calendar year basis) Schedule reports showing and describing the progress of the engineering, permitting and construction of the Natural Gas
Interconnection Facilities.

         SECTION 5.2     Establishing Facility Capacity

         Seller shall provide to Williams not later than ten (10) Days after the completion of Initial Start-Up Testing, pertinent written data substantiating the Facility's capability to provide Facility Capacity. Seller shall provide to Williams no later than thirty (30) Days prior to the Commercial Operation Date written data based on design calculations depicting the Facility's Temperature Adjusted Facility Capacity and Temperature Adjusted Unit Capacity as a function of temperature between -20 and 100 degrees Fahrenheit, to the extent such information is reasonably available from the Facility engineering, procurement and construction contractor for such range. Such written data shall be adjusted by the Parties, as necessary, based upon actual performance of the Facility during normal operations subsequent to the Commercial Operation Date.

         SECTION 5.3     Required Permits and Approvals

         Seller shall, at its own cost and expense, obtain as and when required all approvals, permits, licenses and other authorizations from governmental authorities as may be required for it to construct, operate and maintain the Facility, the Interconnection Facilities and Protective Gas Apparatus and to perform its obligations hereunder and, during the Term hereof, Seller shall obtain all such additional governmental approvals, permits, licenses and authorizations as may be required with respect to the Facility as soon as practicable.

         SECTION 5.4     Access to Site

         (a) Upon reasonable advance notice to Seller, Seller agrees to provide reasonable access to the Site to Williams and its contractors, for the purpose of their construction of the Natural Gas Interconnection Facilities and to take such other action as may be reasonably necessary for such Natural Gas Interconnection Facilities to be constructed and connected to the Facility.

         (b) While on the Site, Williams shall ensure that its employees and its contractors comply with all safety rules of Seller and its contractors and the directions of Seller regarding areas of restricted acceSection Williams shall notify Seller of and remove, transport and dispose of, in accordance with Environmental Law, any Hazardous Materials transported or released onto the Site by Williams and its contractors.

     ARTICLE VI: INITIAL START UP TESTING, TESTING AND COMMERCIAL OPERATION

         SECTION 6.1     Other Sales of Energy

         (a) Beginning on the date of initial delivery of Net Electric Energy from Seller to Williams and during any period when there is a demonstration of Facility Capacity during a period other than a Dispatch Period, or during any other Facility test operation during a period other than a Dispatch Period, Seller will sell at the Primary Delivery Point any available Net Electric Energy to Williams [*], unless Williams has declared a Dispatch Period.

         (b) Notwithstanding the foregoing, if, due to the actions of Seller, Net Electric Energy is made available at the Primary Delivery Point during a period other than a Dispatch Period without the authorization of PJM, the Host Utility or FERC, Williams shall be obligated to pay only the lesser of the Locational Marginal Price or the actual price for such Net Electric Energy and Seller shall be solely responsible for any fines or penalties resulting from the unauthorized delivery of such Net Electric Energy at the Primary Delivery Point.

         SECTION 6.2     Purchase of Natural Gas

         For Facility Testing or any period other than a Dispatch Period, upon [*] notice from Seller or other amount of time as mutually agreed to by the Parties, Williams agrees to sell and deliver, or cause to be sold and delivered, on a firm basis and Seller agrees to purchase and receive at the Natural Gas Delivery Point on an exclusive basis, solely for consumption at the Facility, such quantities of Natural Gas as requested by Seller for such purposes. Seller shall inform Williams if the Natural Gas to be sold and purchased is to be used for Facility Testing. The price for the above referenced Natural Gas shall be set forth in Section 6.3 below.

         SECTION 6.3     Gas Price

         Subject to Section 6.4, during any period mentioned in Section 6.2 above, Seller shall purchase Natural Gas from Williams at the Gas Price. The Gas Price includes, and Seller is under no obligation to make additional payments for, all royalties, Taxes, expenses and costs arising from or attributable to the Natural Gas prior to its delivery at the Natural Gas Delivery Point. Williams assumes the obligation, if any, to pay proceeds due royalty owners or any other Persons entitled thereto.

         SECTION 6.4     Replacement Index

         In the event that GAS DAILY, or its successor, ceases publication or the Daily Gas Index otherwise becomes unavailable, the Parties shall use good faith efforts to agree upon a replacement index. If the Parties cannot agree on a substitute methodology and/or publication by the end of the first month for which the replacement index could not be determined, then Williams and Seller shall each prepare a list of three alternative published reference postings of spot prices for Natural Gas delivered in the same geographic area as the Natural Gas Delivery Point. Each list shall set forth the highest priority index first. Each Party shall submit its list to the other within ten (10) days after the end of the first month for which the Gas Price could not be determined. The first index appearing on Williams' list that also appears on Seller's list shall constitute the new replacement index effective as of the date that the Parties ceased using GAS DAILY'S Daily Gas Index Price.

         SECTION 6.5     Notice of Commercial Operation Date

         Seller shall provide to Williams (i) written notice, at least thirty
(30) Days in advance, of the expected Commercial Operation Date, and (ii) a copy of the notice of Commercial Operation within five (5) Days after the Commercial Operation Date. Williams shall have the right to be present at Initial Start-Up Testing of the Facility.

         SECTION 6.6     Demonstration of Facility Capacity

         During Initial Start-Up Testing and thereafter, Seller shall demonstrate, in accordance with the then-applicable criteria of PJM (or the most recent such criteria if current PJM criteria no longer exist), applicable generally to independent power and utility generating facilities in the PJM control area of similar technology, the capability of the Facility to produce and maintain, as required for such demonstration, the Facility Capacity. The demonstration of Facility Capacity shall be Scheduled by Seller and consistent with PJM requirements. Seller shall be responsible for all costs, including transmission costs, it incurs in connection with the demonstration of Facility Capacity; and Seller shall have the obligation to obtain or maintain any transmission service beyond the Primary Delivery Point that may be required for such demonstration of Facility Capacity prior to the Commercial Operation Date. Seller shall not have the obligation to secure transmission service after the Commercial Operation Date to sell such Facility Capacity.

               ARTICLE VII: INTERCONNECTION AND METERING EQUIPMENT

         SECTION 7.1     Responsibility for Interconnection Facilities

         At its sole cost and expense, Seller shall own, design, construct, install and maintain, or be responsible for the design, construction, installation and maintenance of the Facility, the Interconnection Facilities and Protective Gas Apparatus needed to generate and deliver Net Electric Energy and Ancillary Services to the Primary Delivery Point in order to fulfill its obligations as specified herein, including all Interconnection Facilities and Protective Gas Apparatus that may be located at any switchyard and/or substation to be built at the Facility. Not later than ninety (90) Days after the Execution Date, Seller shall prepare and submit to Williams a preliminary one-line interconnection diagram depicting the Primary Delivery Point, which diagram shall be incorporated by reference herein as Appendix 4.B. The Facility, Interconnection Facilities and Protective Gas Apparatus shall be designed, constructed and completed in a good and workmanlike manner and in accordance with Accepted Electrical Practices (with respect to the Facility and Interconnection Facilities) or in accordance with standard gas industry practices (with respect to Protective Gas Apparatus), such that the expected useful life of the Facility, the Interconnection Facilities and Protective Gas Apparatus shall be not less than the Term of this Agreement.

         SECTION 7.2     Amendment of Interconnection Agreement

         (a) Seller shall not enter into any modification or amendment of the Interconnection Agreement with Host Utility, or any successor entity thereto, without the prior written consent of Williams (such consent not to be unreasonably withheld) unless such modification or amendment is required to comply with the Host Utility's or PJM's requirements and procedures or Accepted Electric Practices.

         (b) Should the Host Utility, or any successor entity thereto, notify Seller of Host Utility's intent to unilaterally modify or amend the Interconnection Agreement, Seller shall provide to Williams written notice of the aforementioned modification or amendment within [*] after Seller's receipt of such notice from Host Utility.

         SECTION 7.3     Gas Interconnection

         (a) Williams shall be responsible for the construction of all Natural Gas Interconnection Facilities necessary for delivery of Natural Gas up to and including the Natural Gas Delivery Point (including the Natural Gas Metering Equipment but excluding compressors ("Natural Gas Interconnection Facilities")) and shall use all commercially reasonable efforts to expeditiously construct or contract for the expeditious construction of such Natural Gas Interconnection Facilities in order to make Natural Gas available to Seller at the Natural Gas Delivery Point no later than [*] prior to the Anticipated
Commercial Operation Date. In the event that such Natural Gas Interconnection Facilities have not been constructed and/or Williams is unable for any reason to deliver Natural Gas to the Facility by the date that the Facility would otherwise be prepared to begin Initial Start-Up Testing, but in no event prior to the date Scheduled therefor, (the "Start-Up Testing Date"), and but for the failure to provide such Natural Gas the Facility is otherwise ready, or would otherwise have been ready, to begin such testing (as reasonably determined by a Third Party Engineer chosen in accordance with the provisions of this Agreement), then [*].

         (b) Seller shall ensure that sufficient area is preserved at the Site to allow for the construction of all Natural Gas Interconnection Facilities. Such area shall not exceed 150 feet by 100 feet in dimension.

         (c) Upon the expiration of this Agreement or any termination of this Agreement as the result of a Williams' event of default thereunder, Seller shall have the right to purchase the Natural Gas Interconnection Facilities from Williams, free and clear of all liens, other than Permitted Liens, and encumbrances, for an amount [*] Natural Gas Interconnection Facilities, or in the event that Williams does not own such Natural Gas Interconnection Facilities, Williams shall assign to Seller all of its rights to transportation services using such Natural Gas Interconnection Facilities, free and clear of any obligations of Williams to the transportation services provider incurred or arising prior to the date of such assignment.

                      ARTICLE VIII: OPERATION AND DISPATCH

         SECTION 8.1     Operation Standards

         The Facility and the Interconnection Facilities shall be operated in accordance with Accepted Electrical Practices and the applicable requirements and guidelines of the Host Utility pursuant to the Interconnection Agreement. The Protective Gas Apparatus shall be operated in accordance with standard gas industry practices. In the event of a conflict between the terms and conditions of this Agreement and Host Utility requirements, the Host Utility requirements shall control.

         SECTION 8.2     Parallel Operation

         Seller shall operate the Facility in parallel with the Host Utility's electrical system pursuant to the Interconnection Agreement.

         SECTION 8.3     Disconnection by Host Utility

         (a) Notwithstanding anything contained in this Agreement to the contrary, the Parties acknowledge that under the Interconnection Agreement the Host Utility shall have the right to require Seller to disconnect the Facility from the Host Utility's electrical system (or otherwise curtail, interrupt, reduce or modify deliveries of Net Electric Energy and Ancillary Services) in accordance with the terms of the Interconnection Agreement. When the Host Utility disconnects the Facility in accordance with the terms of the Interconnection Agreement, Williams shall not be responsible for any costs incurred by Seller due to such disconnection. Notwithstanding any other provision of this Agreement to the contrary, [*]

[*]

         (b) Seller shall use commercially reasonable efforts to correct promptly any condition at the Facility which necessitates the disconnection of the Facility from the Host Utility's electrical system or the reduction, curtailment or interruption of electrical output of the Facility.

         (c) Seller shall notify Williams as soon as reasonably practicable of receipt by Seller of a notice from the Host Utility of Host Utility's intent to disconnect the Facility from the Host Utility's electrical system or otherwise curtail, interrupt, reduce or modify deliveries of Net Electric Energy and Ancillary Services.

         SECTION 8.4     Automatic Regulation

         (a) When Dispatched by Williams, Seller shall operate the Facility and each Unit with Automatic Regulation equipment in service.

         (b) Seller shall provide to Williams response rates greater than the 5 MW/minute minimum criteria for Automatic Regulation, when such faster response rates are within the equipment supplier's operating guidelines and the Facility control systems are technically sufficient for such faster response rates.

         SECTION 8.5     Energy and Ancillary Nominations and Confirmations

         Prior to the date and time of flow at the Primary Delivery Point, the Parties shall Schedule Net Electric Energy and/or Ancillary Services which will be delivered or received. Such confirmation between the Parties shall be made verbally, unless otherwise mutually agreed to by the Parties.

         SECTION 8.6     Right to Energy and Ancillary Services

         (a) Williams shall at all times have the exclusive right to utilize the Net Electric Energy and Ancillary Services associated with the Temperature Adjusted Facility Capacity, subject to the terms and conditions specified herein and the obligations of the Parties under the PJM Agreement.

         (b) Williams shall have the exclusive right to Schedule the Contract Quantity pursuant to a Dispatch Notice issued in accordance with the provisions of this Agreement; provided, however, that such Scheduling also shall be consistent with the design and operating limitations of the Facility, applicable law, regulations and permits, and the obligations of the Parties under the PJM Agreements and the PJM Manuals.

         (c) If there is a difference in the Locational Marginal Price between the two delivery buses that comprise the Primary Delivery Point, Williams may request a partial Dispatch of the Facility on a per bus basis. Seller shall use its good faith efforts, consistent with design and operating limitations of the Facility and the Interconnection Facilities and Accepted Electrical Practices, to comply with such a Dispatch Notice. Seller shall advise Williams' of its ability to comply with such request within fifteen (15) minutes of its receipt and promptly notify Williams of any change in its ability to comply with such request during the Dispatch Period. [*]

         (d) Williams, in the absence of an Emergency, shall not Schedule a Dispatch Period of less than [*] hours unless the Facility was operated (or was requested to so operate) within the [*] hours prior to the requested Dispatch Period.

         (e) When a Dispatch Period will involve a Start-Up, Williams shall provide Seller, in the absence of an Emergency, with at least the advance notice of a Dispatch Period consistent with the Start-Up Notification Lead Time and such Dispatch Period shall begin after the applicable Allocated Start-Up Duration. When a Dispatch Period, including revisions to a previously Scheduled Dispatch Period, does not involve a Start-Up, Williams, in the absence of an Emergency, shall provide Seller, with at least [*] minutes advance notice of such Dispatch Period or revised Dispatch Period.

         SECTION 8.7     Facility Availability Status

         (a) Seller shall no later than [*] minutes after Seller's receipt of a Dispatch Notice notify Williams of (i) the Facility's expected availability during the Dispatch Period identified in such Dispatch Notice and
(ii) if the Facility is to be available, the expected volume of Natural Gas required to comply with the Dispatch Notice. To the extent Seller does not notify Williams within such [*] minute period, the Facility shall be deemed Fully Available.

         (b) When a Dispatch Period has been requested by Williams and accepted by Seller, Seller shall have until the end of the Allocated Start-Up Duration to produce the requested output level.

         (c) If, at the end of the Allocated Start-Up Duration, the Facility is unable to produce the requested output level or if Seller notifies Williams pursuant to Section 8.7(a) above that the Facility or any portion thereof is unavailable, the Facility shall then be considered to be in a Total or Partial Forced Outage. The Facility will remain in this status until such time as Williams is notified by the Seller that the Facility is again Fully Available for Dispatch and, at Williams' option can demonstrate this availability over a two hour period. At the end of the fully or partially successful demonstration, the Facility will be considered to be Fully or Partially Available, respectively. If, however, Williams elects not to dispatch the Facility when Seller notifies Williams of the Facility's availability, then Seller may choose to demonstrate Facility Availability as specified above, subject to the Seller being responsible for any costs, providing however, that the Host Utility is able to accept the energy produced. If Seller chooses not to test or if the Host Utility, in its sole judgment, would not be able to accept the Energy produced during such a demonstration, then Williams shall recognize the Facility as being available; provided, however, that if the Facility is unavailable at the next Scheduled Dispatch Period request, the Facility will then be considered to be continuously unavailable from the time of the original request.

         SECTION 8.8     Combined Cycle Operation

         Williams shall have no right to require operation of the Facility except in Combined Cycle Mode, unless otherwise mutually agreed to by the Parties.

         SECTION 8.9     O&M Contractor

         In the event Seller or an Affiliate of Seller does not directly operate the Facility, Seller shall, prior to the Commercial Operation Date, enter into, and during the Term hereof shall maintain in effect, an agreement with a reputable firm or firms providing for the operation and maintenance of the Facility pursuant to the terms and conditions of this Agreement at all times during the Term of this Agreement. The choice of such firm by Seller shall be subject to the prior review and acceptance by Williams, which acceptance shall not be unreasonably withheld or delayed; provided that it shall not be unreasonable for Williams to withhold such acceptance if such operator is a FERC authorized power marketer or an Affiliate of such an entity. Seller shall provide Williams with a copy of such agreement and all amendments and supplements thereto promptly after execution thereof.

         SECTION 8.10    Delivery to Facility

         Seller shall be responsible for all costs and expenses related to the transportation, gathering or Taxes of Natural Gas or its use or possession at and after the Natural Gas Delivery Point to the Facility.

         SECTION 8.11    Natural Gas Nominations and Scheduling

         Williams shall be solely responsible for scheduling the Natural Gas that will be delivered to the Natural Gas Delivery Point pursuant to Section 3.1.

         SECTION 8.12    Imbalance Prevention

         The Parties intend that the quantity of Natural Gas actually delivered and received each hour will, as nearly as practicable, equal the Scheduled quantity. Any Imbalance created, when the actual physical flow is different than the Scheduled quantity, will be the "Imbalance", which will be the responsibility of the Parties to use commercially reasonable efforts to eliminate. Estimated quantities flowing at the Natural Gas Delivery

Point shall be used on an hourly basis during any delivery period to determine the estimated Imbalance. Physical flow adjustments are to be made during that delivery period as mutually agreed to by both Parties to attempt to maintain or achieve an Imbalance of zero at the Natural Gas Delivery Point. During a Dispatch Period, Seller shall notify Williams promptly of any change in the operation of the Facility that will increase or decrease the expected levels of Natural Gas that will be consumed.

         SECTION 8.13    Transporter Penalties

         Each Party shall perform its obligations under this Agreement so as to avoid the creation of penalties, cashout obligations or other similar charges imposed by the Transporter. Each Party shall promptly notify the other whenever either has knowledge of an actual or potential Imbalance condition that must be corrected to avoid the creation of Imbalance penalties or cashout obligations of the Transporter. Each Party shall also comply with any curtailment or allocation requirements of the Transporter provided timely notice of such requirements has been given. Seller shall be responsible for any penalties, cashout obligations or other similar charges caused by Seller. Williams shall be liable for all other penalties, cashout obligations or other similar charges.

         SECTION 8.14    Actual Flow of Natural Gas

         (a) The actual measured quantity of Natural Gas at the Natural Gas Delivery Point each month shall be determined and communicated by the monthly statement of the Transporter at the Natural Gas Delivery Point. The actual measured quantity shall be determined pursuant to the applicable provisions of the Transporter's tariff or applicable measurement procedures. Imbalances shall be calculated by using Transporter's monthly statements.

         (b) Williams shall, consistent with the terms of Transporter's tariff, mitigate any Imbalances to minimize any Imbalance charge under such tariff. Seller shall be responsible for an Imbalance charge under the Transporter's tariff only to the extent any Imbalance remaining after Williams efforts to mitigate such Imbalance is attributable to either (i) a difference caused by Seller greater than the allocable tolerance in the Transporter's tariff or balancing requirements between the volumes of Natural Gas actually consumed and the levels identified by Seller pursuant to Section 8.7 or (ii) a failure of Seller to promptly notify Williams of a change in the operation of the Facility pursuant to Section 8.12. [*]

                             ARTICLE IX: MAINTENANCE

         SECTION 9.1     Maintenance Standards

         (a) At all times during the Term of this Agreement, Seller shall, at its sole cost and expense, maintain the Facility and the Interconnection Facilities in accordance with

Accepted Electrical Practices, the requirements of the Interconnection Agreement and engineering, procurement and construction contractors' recommended maintenance procedures.

         (b) At all times during the Term of this Agreement, Seller shall, at its sole cost and expense, maintain the Protective Gas Apparatus in accordance with standard gas industry practice and engineering, procurement and construction contractors' recommended maintenance procedures.

         (c) Seller shall have full and complete responsibility for and control over maintenance of the Facility, the Interconnection Facilities and Protective Gas Apparatus except for the Parties' rights to test Electric Metering Equipment.

         SECTION 9.2     Maintenance Certification

         Seller shall furnish to Williams, in writing, by no later than each February 15 following the Commercial Operation Date, a certificate together with supporting documentation demonstrating that Seller has performed or caused to be performed during the prior year all (i) engineering, procurement and construction contractor-recommended maintenance and testing of the Interconnection Facilities and Protective Gas Apparatus and (ii) maintenance of the Facility necessary to conform with Accepted Electrical Practices. Seller shall provide Williams with at least thirty (30) Days prior written notice of any test of the Interconnection Facilities and Protective Gas Apparatus and, to the extent consistent with the terms of the Interconnection Agreement, Williams personnel or its representatives may observe such testing.

         SECTION 9.3     Records of Outage Statistics

         Seller shall maintain and classify outage statistics for the Facility in accordance with outage classification procedures adopted by PJM and shall supply such statistics to Williams upon Williams' reasonable request.

         SECTION 9.4     Operations Forecasts

         (a) Williams shall furnish to Seller by the date which is [*] months prior to the Anticipated Commercial Operation Date and by [*] of each year following the Commercial Operation Date a forecast of the Dispatch of the Facility for the following [*] in order to provide Seller with planning information to support Seller's scheduling of Planned Outages. Williams shall provide updates to the forecast in a timely manner if Williams' expectations of Facility Dispatch are revised.

         (b) Seller shall furnish Williams with an annual forecast no later than [*] of each year, or such other time as may be necessary to be consistent with regional reliability planning procedures, setting forth the expected dates and anticipated duration of each Planned Outage for the succeeding [*]. Subject to the requirements of the PJM Agreement, Reliability Assurance Agreement and PJM Tariff, Seller and Williams shall mutually agree on the scheduling of all Planned Outages, but in no event should the Planned Outages be Scheduled during Summer Peak Periods or Winter Peak Periods. Any requested revision to a Schedule for a previously approved Planned Outage or a need for a Planned Outage which arises after a submission of the most recent annual forecast shall be submitted by either Party to the other as soon as reasonably practicable, but in no event less than [*] months in advance of the Planned Outage, provided however, that the [*] month advance notice requirement for the request shall be waived if the Facility becomes unavailable due to a Force Majeure event within the [*] months immediately preceding the Planned Outage. The non-requesting Party shall approve or reject said request within [*] Days of its receipt and, if it rejects said request shall propose an alternate Schedule with dates as close in time as practicable to the dates originally proposed. Except as set forth in the last sentence of this Section 9.4(b), neither Party shall unreasonably withhold or delay its approval of any requested revision(s) to the previously established Planned Outage Schedule. Any reasonable costs associated with a change requested by Williams to the previously established Planned Outage Schedule shall be agreed to and allocated by the Parties at the time of Seller's consideration of Williams' requested change. Planned major maintenance shall normally be Scheduled as a Planned Outage. Williams shall have no right to require Seller to change the time of a previously Scheduled Planned Outage if, in the reasonable judgment of Seller, said change is imminently likely to cause significant physical damage to the Facility or appurtenant equipment.

         (c) Seller shall notify Williams as soon as practicable of Seller's intent to remove the Facility from service for maintenance and its intent to return the Facility to service following the completion of maintenance. Seller shall coordinate the scheduling of all Maintenance Outages with Williams.

         (d) Seller shall also notify Williams as soon as possible concerning the cause and anticipated duration of any Maintenance Outage or Forced Outage.

                 ARTICLE X: METERING, BILLING, PAYMENT AND TAXES

         SECTION 10.1     Generally

         All Electric Metering Equipment and Natural Gas Metering Equipment whether owned by Seller, Williams or by a third party, shall be operated, maintained and tested in accordance with Accepted Electrical Practices, in the case of the Electric Metering Equipment, and in accordance with applicable industry standards, in the case of the Natural Gas Metering Equipment.

         SECTION 10.2    Metering of Net Electric Energy

         Net Electric Energy delivered by Seller to Williams shall be metered at the Primary Delivery Point, using the Host Utility's Electric Metering Equipment on an hour-by-hour basis, or such shorter intervals as may be necessary to implement this Agreement, as are technically feasible using such metering equipment and are agreed to by the Host Utility. It is the assumption of the Parties that the Host Utility will agree to own the electric meters at the Primary Delivery Point and to provide the necessary metering services. In the event the Host Utility elects not to do so, the Parties will amend this Agreement to reflect that Williams shall own the electric meters at the Primary Delivery Point and shall provide the necessary metering services, provided, however, that Seller shall have the right to install check meters for auditing purposes. Seller shall use reasonable efforts to ensure that Williams shall have the right to receive data in electronic form in real time on a continuous basis from the Host Utility's Electric Meter Equipment; provided, however, that Williams shall be responsible for any incremental costs incurred to provide such real time information.

         SECTION 10.3    Metering of Natural Gas

         Williams at its sole cost and expense shall inspect and calibrate, or cause to be inspected and calibrated, all Natural Gas Metering Equipment periodically, but not less frequently than annually. In addition, either Party from time to time with reasonable advance notice to the other Party may request that the Natural Gas Metering Equipment be tested. When any test shall show a measurement error of more than two percent (2%) or such lower percentage as may be established by applicable tariff, correction shall be made for the period during which the measurement instruments were in error, first, by using the registration of Seller's check meter, if installed and registering accurately; if no check meter is installed and registering accurately, or if the period cannot be ascertained, correction shall be made for one-half (1/2) of the period elapsed since the date of the last test of such meter; and such meter shall be adjusted immediately to measure accurately. In the event that any test requested by a Party pursuant to the second sentence of this Section 10.3 shows a measurement error as set forth above, the owner of the tested equipment shall pay for such test and calibration. In the event that no such error is shown, the Party requesting such test shall pay for such test.

         SECTION 10.4    Monthly Statements

         (a) Seller shall provide to Williams a monthly statement, included herein as Appendix 8, using the Host Utility's meters and statements, or Back-Up Electric Metering Equipment installed by Seller in the event that the Host Utility's electric meters are not functional, not later than thirty (30) calendar Days after the end of each Billing Month, unless such thirtieth (30th) Day is not a Business Day. If such thirtieth (30th) Day is not a Business Day, Seller shall provide the statement on the next succeeding Business Day. Such statement shall set forth the amount of Net Electric Energy and Ancillary Services delivered by Seller to Williams in each hour and Seller's computation of the amount due from Williams to Seller and such other amounts as may then be due and payable by Williams to Seller hereunder. Williams shall pay Seller the net amount shown to be due to Seller on the monthly statement by wire transfer to an account specified by Seller not later than ten (10) calendar Days following Williams' receipt of the monthly statement, unless such tenth (10th) Day is not a Business Day. If such monthly statement shall reflect a net amount due to Williams from Seller, Seller shall make payment of the net amount shown to be due to Williams in the monthly statement by wire transfer to an account specified by Williams not later than ten (10) calendar Days following Williams receipt of the monthly statement, unless such tenth (10th) Day is not a Business Day. If such tenth (10th) Day is not a Business Day, Williams or Seller, whichever the case may be, shall render payment on the next Business Day. All said payments shall be deemed to be made when such wire transfer is received by Seller or Williams. Overdue payments shall accrue interest from, and including, the due date to, but excluding, the date of payment at the Late Payment Interest Rate. If either Party, in good faith, disputes a monthly statement, such Party shall provide to the other Party a written explanation of the basis for the dispute and shall make payment of the portion of such monthly statement not disputed no later than the due date. To the extent any disputed amount is later determined to be properly due and payable, it shall be paid within ten (10) Days of such determination, together with interest accrued at the Late Payment Interest Rate from the due date to the date payment is made, if made within ten (10) Days of such determination, and if not paid within ten (10) Days of such determination, together with interest accrued after such ten (10) Days period to the date payment is made at the Late Payment Interest Rate plus one (1) percent per annum. If a Party does not receive written notice of an objection by the other Party to a monthly statement within ninety (90) days of receipt thereof by such Party, such monthly statement shall be deemed conclusive and binding absent manifest error.

         (b) Williams shall supply Seller with a monthly invoice for Natural Gas consumed during any period other than a Dispatch Period. Williams shall additionally supply Seller with a monthly statement reflecting the actual quantities of Natural Gas delivered to the Natural Gas Delivery Point.

         (c) In the event adjustments or corrections to monthly statements are required as a result of inaccurate Electric Metering Equipment or Natural Gas Metering Equipment or other errors in computation or billing, the Parties shall promptly recompute amounts due from or to each other hereunder during the period of inaccuracy and otherwise correct any errors in such monthly statement. If the total amount, as recomputed, due from a Party for the period of inaccuracy varies from the total amount due as previously computed, and the payment of the previously computed amount has been made, the difference shall be paid to the Party entitled to it within ten (10) Days after correction of the erroneous invoice(s), together with interest on such difference from, and including, the date on which previously paid to, but excluding, the date the difference shall be paid to the Party entitled to it at the Late Payment Interest Rate.

         (d) Each Party has the right, at its sole expense, upon reasonable notice and during normal working hours, to examine and copy the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made pursuant to this Agreement. If requested, a Party shall provide to the other Party statements evidencing the amounts of Net Electric Energy delivered at the

Primary Delivery Point. If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments thereof will be promptly made and shall bear interest calculated at the Late Payment Interest Rate from the date the overpayment or underpayment was made until paid; provided, however, that no adjustment for any statement or payment will be made unless objection to the accuracy thereof was made prior to the lapse of two years from the rendition thereof; and provided further that this Section 10.2(c) will survive any termination of the Agreement for a period of two (2) years from the date of such termination for the purpose of such statement and payment objections.

         (e) Seller shall give reasonable notice to Williams of the time when any Electric Metering Equipment test or Back-Up Electric Metering Equipment test shall take place, and Williams may have representatives present during such test(s). To the extent practicable, Seller shall provide at least forty-eight
(48) hours notice to Williams prior to any test it or the Host Utility may perform on any Electric Metering Equipment or Back-Up Electric Metering Equipment. In any case, Seller shall provide Williams with a copy of the test data and results.

         (f) If the Electric Metering Equipment fails to register, or if the measurement made by said meter during a test varies by more than one percent (1%) (i.e., varies by more than one percent (1%) either above or below the measurement made by the standard meter used in the test), an adjustment in payments to Seller or credits to Williams shall be made utilizing the Back-Up Electric Metering Equipment provided it meets the 1% accuracy requirement stated above, for the actual period during which inaccurate measurements were made if the period can be reasonably determined or, if the period of the inaccuracy cannot be reasonably determined, for no more than one-half the period since the last meter test.

         (g) If, at any time, both the primary and Back-Up Electric Metering Equipment fail to register, or the registration thereof becomes so erratic as to be meaningless (i.e., the recording of the measurement is obviously in error), the Net Electric Energy delivered to Williams shall be determined from the best information available, including, but not limited to, Seller's additional electric meters and operator's logs.

         SECTION 10.5    Record Retention

         Seller shall, for a period of two (2) years, keep and maintain accurate and complete records for the Facility in a manner consistent with Accepted Electrical Practice, applicable statutes, codes, regulations, standards and guidelines adopted by governmental authorities, from time to time, including such information relating to the operation and maintenance of the Facility and all associated equipment as is appropriate. Seller shall make such records available to Williams for inspection from time to time as Williams may reasonably request. If Seller shall propose to discard any records theretofore required to be retained by this Article X it shall give Notice thereof to

Williams, and Williams may within thirty (30) Days elect to take possession of such records by Notice to Seller; in such case Seller shall promptly deliver such records to Williams at Williams' expense. If Williams does not respond within thirty (30) Days, Seller may discard such records without any further obligation hereunder.

         SECTION 10.6    Maintenance and Testing of Gas Metering Equipment

         (a) Seller shall cooperate in the maintenance and testing of all Gas Metering Equipment owned by Williams or third parties as may be required to implement this Agreement. All Gas Metering Equipment owned by Seller used to support billing under this Agreement shall be operated, maintained and tested by and/or on behalf of Seller in accordance with applicable industry standards and Transporter's Tariff. If, at any time, any Gas Metering Equipment is out of service or fails to register, or the registration thereof becomes manifestly erroneous, the quantity of Natural Gas delivered to the Facility shall be determined:

                  (i) by using the registration of any check meter(s) if installed and accurately registering or, in the absence of said check meter(s),

                  (ii) by correcting the error or the percentage of error if ascertainable by calibration, test or mathematical calculation or, in the absence of this subparagraph and subparagraph (i) above,

                  (iii) by estimating the quantity of receipts and deliveries during periods under similar conditions when the meter was registering accurately.

         (b) Each Party shall have the right to be present at the time of installing, reading, cleaning, changing, repairing, inspecting, testing, calibrating or adjusting performed in connection with Gas Metering Equipment involved in billing and used in measuring or checking the measurement of receipts and deliveries, including any Gas Metering Equipment involving the accurate measurement of the Natural Gas delivered to the Facility.

         SECTION 10.7    Responsibility for Taxes

         (a) The payments by Williams to Seller do not include reimbursement for, and Williams is liable for and shall pay, cause to be paid, or reimburse Seller if Seller has paid, all Taxes imposed on or with respect to Natural Gas or the use or consumption or transportation thereof (other than any of such Taxes for which Seller is liable under Section 10.7(b)) or on Net Electric Energy and Ancillary Services or the use and consumption thereof after the Primary Delivery Point. Williams shall indemnify, defend and hold harmless Seller from any liability for such Taxes.

         (b) The payments by Williams to Seller include full reimbursement for, and Seller shall be liable for and shall pay, or cause to be paid, or reimburse Williams if Williams has paid, all Taxes, except as provided in Sections 10.7(a) or 10.7(d), applicable to the sale to Williams of Net Electric Energy, Unforced Capacity and Ancillary Services, payments made to Seller in respect of the performance of Fuel Conversion Services or otherwise relating to or arising out of this Agreement or the transactions contemplated hereby, including all Taxes imposed on or with respect to the Facilities, the operation or control thereof, and the associated electric energy and Natural Gas to which Seller takes title pursuant to Section 3.1(iv) therewith. If Williams is required to remit any Tax for which Seller is responsible, the amount shall be deducted from any sums due to Seller. Seller shall indemnify, defend and hold harmless Williams from any liability for such Taxes.

         (c) Either Party, upon written request of the other, shall provide a certificate of exemption or other reasonably satisfactory evidence of exemption if either Party is exempt from any Taxes, and shall use all reasonable efforts to obtain or maintain, or to enable the other Party to obtain or maintain, any exemption from or reduction of any Tax, whether currently available or becoming available in the future. Without limiting the generality of the foregoing, the Parties agree that, if beneficial to the efforts of either Party to obtain or maintain any exemption from or reduction of any Tax, whether currently available or becoming available in the future, the Parties will cooperate to restructure the transactions contemplated by this Agreement so as to enable either Party to obtain or maintain such exemption or reduction, as the case may be; provided, however, that any such restructuring shall not affect adversely the economic interests of either Party under this Agreement.

         (d) (i) Notwithstanding any other provision of this Agreement to the contrary, if (A) a New Tax is imposed and Williams or Seller would be responsible for such New Tax and (B) such New Tax is (x) imposed on or applicable to the transactions contemplated by this Agreement, including without limitation, the sale of Unforced Capacity or the performance of Fuel Conversion Services, and not imposed on and generally applicable to the sale of capacity or the use of Natural Gas to generate electricity or to provide Fuel Conversion Services in the State of New Jersey, Seller shall pay or cause to be paid, or reimburse Williams if Williams shall have paid, all such New Taxes and Seller shall indemnify, defend and hold harmless Williams from any liability for such New Taxes, or (y) imposed on and generally applicable to the sale of capacity or the use of Natural Gas to generate electricity or to provide Fuel Conversion Services in the State of New Jersey, then Williams shall pay or cause to be paid, or reimburse Seller if Seller shall have paid, all such New Taxes and Williams shall indemnify, defend and hold harmless Seller from any liability for such New Taxes.

                  (ii) If a New Tax is imposed and the Parties shall disagree as to whether such New Tax is described in Section 10.7(d)(i)(B)(x), on the one hand, or Section 10.7(d)(i)(B)(y), on the other, or if such New Tax is not described in either such clause, the characterization of such New Tax under Section 10.8(d)(i)(B)(x) or Section 10.7(d)(i)(B)(y) or the allocation of responsibility for such New Tax to one of; or between, the Parties shall be determined pursuant to Section 11.2. The arbitrators selected pursuant to such section, in selecting the proposal most fairly resolving the Parties' disagreement, shall do so by selecting the proposal most fairly resolving the question consistent with the principles of this Section 10.7.

         SECTION 10.8    Fuel Conversion Volume Rebate and Non-Dispatch Payments

         (a) Williams shall be entitled (i) to a Fuel Conversion Volume Rebate ("FCVR"), calculated by Seller in accordance with Appendix 1, Section II.B to this Agreement, and (ii) Non-Dispatch Payments, to the extent such payments are due, as defined in and calculated by Seller in accordance with Appendix 1, Section V to this Agreement. [*]. FCVR payments and Non-Dispatch Payments shall be paid to Williams within twenty (20) Days after the date payments are to be made to Lenders in accordance with Seller's financing documents for the FCVR payments and Non-Dispatch Payments earned prior to those payments to Lenders but not yet paid to Williams hereunder. Seller shall use reasonable efforts to arrange payments to the Lenders on a quarterly basis. FCVR payments and any Non-Dispatch Payments owed to Williams and not paid when due shall be paid, together with interest thereon at the Late Payment Interest Rate, immediately when funds become available to Seller and prior to any distribution to holders of equity interests in Seller. Seller represents and warrants that its financing documents will contain provisions that give effect to the foregoing provisions, and Seller covenants that none of such provisions in its financing documents will be amended, modified, waived or terminated without the prior written consent of Williams.

         (b) Seller represents and warrants that its financing documents will require Seller to maintain a separate account (the "Major Maintenance Reserve Account") with a trustee for its Lenders into which Seller must deposit on a monthly basis, from cash flow generated by Seller, after deposits of amounts into the Major Maintenance Reserve Account established pursuant to Seller's financing documents, but prior to distributions to Seller or its members, any applicable and unpaid Non-Dispatch Payment and a PRO RATA amount of the maximum FCVR amount that Williams may earn prior to the next payment to the Lenders. Amounts held in the Major Maintenance Reserve Account shall be used to pay, to the extent owed, the FCVR and any Non-Dispatch Payments (provided that if there shall be insufficient funds in the Major Maintenance Reserve Account to pay the full-amount of any FCVR and any Non-Dispatch Payments then owed, Seller shall not be relieved of its obligation to pay such FCVR or Non-Dispatch Payments). Seller covenants that the foregoing provisions in its financing documents will not be amended, modified, waived or terminated without the prior written consent of Williams.

                         ARTICLE XI: DISPUTE RESOLUTION

         SECTION 11.1    Third Party Engineer

         (a) If Seller and Williams are in dispute with respect to any matter addressed in Sections 2.2, 5.4, Article IX, Section 10.2 or 10.3 and Seller and Williams do not resolve the dispute within seven (7) Days of Seller or Williams notifying the other Party in writing of the existence of such dispute, a committee consisting of two officers of Seller and two officers of Williams shall meet and attempt in good faith to resolve such dispute. If such committee does not resolve the dispute within seven (7) Days following their initial meeting, then a single third party engineer (the "Third Party Engineer") shall be designated to consider and decide the issues raised by such dispute unless both Parties determine that further discussions by the committee are merited. The selection of such Third Party Engineer shall be made from the list of engineers set forth in Appendix 7 hereto (as supplemented or otherwise modified from time to time pursuant to paragraphs (e) and (f) below). In selecting the Third Party Engineer, each Party (starting with Seller for the first dispute and alternating between Seller and Williams for each dispute thereafter) shall alternate in deleting one name from the list of engineers until only one such engineer shall remain, which remaining engineer shall be the Third Party Engineer. The Third Party Engineer shall be designated from such list not later than the third (3rd) Business Day following the expiration of the second seven
(7) Day period described above and such designation shall become effective on the third (3rd) Business Day following such designation. Within ten (10) Business Days of the effectiveness of the designation of a Third Party Engineer, each of Seller and Williams shall submit to the Third Party Engineer a confidential notice (a "Position Notice") setting forth in detail such Party's position in respect of the issues in dispute. Such Position Notice shall include supporting documentation, if appropriate.

         (b) The Third Party Engineer shall complete all proceedings and issue its decision with regard to the issues in dispute as promptly as reasonably possible, but in any event within ten (10) Business Days of the date on which both Position Notices are submitted unless the Third Party Engineer reasonably determines that additional time is required in order to give adequate consideration to the issues raised. In such case the Third Party Engineer shall state in writing his reasons for believing that additional time is needed and shall specify the additional period required, which period shall not exceed ten
(10) Days without Seller's and Williams' agreement.

         (c) In resolving a dispute, the Third Party Engineer shall consider all facts and circumstances it deems reasonable given the nature of the dispute.

         (d) The Third Party Engineer shall choose either Seller's position or Williams' position as set forth in their respective Position Notices. If the Third Party Engineer determines that the position set forth in Seller's Position Notice is correct, it shall so state and shall state the appropriate actions to be taken by Williams. In such case, Williams shall promptly take such action. If the Third Party Engineer determines that the position set forth in Williams' Position Notice is correct, he shall so state and shall state the appropriate actions to be taken by Seller. In such case, Seller shall promptly take such actions. The decision of the Third Party Engineer shall be final and non-appealable. The Seller and Williams shall each bear one-half of all reasonable costs incurred by the Third Party Engineer in connection with a dispute under this Section 11.1.

         (e) The list of engineers referred to in paragraph (a) above shall contain qualified engineers with experience in the design, operation and maintenance of electric generating facilities. The initial such list shall be proposed by Seller no later than sixty (60) Days after the Execution Date and upon agreement of the Parties shall be incorporated into this Agreement as Appendix 7. A Party may at any time remove a particular engineer from the list by obtaining the other Party's reasonable consent to such removal. However, neither Party may remove a name or names from the list if such removal would leave the list without at least three (3) names after giving effect to any concurrent addition of names pursuant to paragraph (f) below.

         (f) During January of each year, each of Seller and Williams shall review the current list of Third Party Engineers and give notice to the other of any proposed additions to the list and any intended deletions. Intended deletions shall automatically become effective thirty (30) Days after notice is received by the other Party unless written objection is made by the other Party within such thirty (30) Days and provided that such deletions do not leave the list without at least three (3) names after giving effect to any concurrent addition of names pursuant to this paragraph (f). Proposed additions to the list shall automatically become effective thirty (30) Days after notice is received by the other Party unless written objection is made by such other Party within thirty (30) Days. By mutual agreement between Seller and Williams, a new name or names may be added to the list of Third Party Engineers at any time.

         SECTION 11.2    Designated Representatives

         (a) Each of Seller and Williams shall designate in writing to the other Party from time to time a representative who shall be authorized to resolve any dispute relating to the subject matter of this Agreement not subject to the provisions of Section 11.1 and, unless otherwise expressly provided herein, to exercise the authority of such Party to make decisions by mutual agreement.

         (b) The Parties agree (i) to attempt to resolve all disputes arising hereunder promptly, equitably and in a good faith manner, and (ii) to provide each other with reasonable access during normal business hours to any and all non-privileged records, information and data pertaining to any such dispute.

         (c) If any dispute is not resolved between the Parties pursuant to this
Section 11.2 within thirty (30) Days from the date on which a Party provided to the other Party a written notice of such dispute, then such dispute shall be settled exclusively and finally by arbitration in accordance with Section 11.3, except for technical disputes, as described in Section 11.1 above, which shall be resolved in accordance with that Section.

         SECTION 11.3    Arbitration

         (a) It is specifically understood and agreed that any dispute, controversy or claim under this Agreement that cannot be resolved between the Parties within the time period specified in Section 11.2(c), including any matter relating to the interpretation of this Agreement but excluding any matter to be submitted to the Third Party Engineer pursuant to Section 11.1, shall be submitted to arbitration irrespective of the magnitude thereof, the amount in dispute or whether such dispute would otherwise be considered justifiable or ripe for resolution by any court or arbitral tribunal.

         (b) Each arbitration between the Parties shall be finally settled in Washington, D.C. conducted pursuant to the then applicable Commercial Arbitration Rules of the American Arbitration Association.

         (c) The arbitration shall be conducted before a tribunal composed of three arbitrators. Each Party shall appoint an arbitrator, obtain its appointee's acceptance of such appointment and deliver written notification of such appointment and acceptance to the other Party within fifteen (15) Days after the expiration of the thirty (30) Day period specified in Section 11.2(c). The two Party-appointed arbitrators shall jointly appoint the third (who shall be the chairperson), obtain the acceptance of such appointment and deliver written notification of such appointment within fifteen (15) Days after their appointment and acceptance. The arbitrators shall have the power and authority to determine the arbitrability of any dispute arising under or relating to this Agreement or the subject matter hereof.

         (d) Any arbitration commenced hereunder shall be completed within one-hundred twenty (120) Days of the appointment of the arbitral tribunal, absent agreement of the Parties to an extension of such period. The Parties shall be entitled to no discovery, provided, however, that the tribunal may permit document discovery upon a showing of good cause. All direct testimony shall be offered by way of affidavit. The Party submitting an affidavit shall make the affiant available for cross-examination before the tribunal. The Parties waive any claim to any damages in the nature of special, punitive, exemplary, consequential or statutory damages in excess of compensatory damages, and the tribunal is specifically divested of any power to award such damages. All decisions of the tribunal shall be pursuant to a majority vote. Any interim or final award shall be rendered by written decision. The judgment of the tribunal shall be final and binding (i.e., not subject to appeal) on the Parties. The Parties agree that a judgment upon any arbitration award may be entered by any court having jurisdiction thereof.

         (e) If a Party fails to appoint its arbitrator within a period of fifteen (15) Days after receiving notice of the arbitration, or if the two arbitrators appointed cannot agree upon the third arbitrator within a period of fifteen (15) Days after appointment of the second arbitrator, then such arbitrator shall be appointed by the American Arbitration Association.

         (f) No arbitrator shall be a past or present employee or agent of; or consultant or counsel to, either Party or any Affiliate of either Party, unless such restriction is waived in writing by the other Party.

         (g) Each Party shall pay the costs of its designated arbitrator (or the arbitrator designated upon its failure to designate an arbitrator pursuant to
Section 11.3(f)) and one-half of the costs of the third arbitrator and out-of-pocket third party costs and expenses of an arbitration under this
Section 11.3.

         SECTION 11.4    Survival of Article

         This Article XI shall survive the termination or expiration of this Agreement.

             ARTICLE XII: REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 12.1    By Seller

         Seller hereby represents, warrants and covenants as follows:

         (a) Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware.

         (b) Seller has all requisite power and authority to carry on the business to be conducted by it under this Agreement and to enter into and perform its obligations under this Agreement.

         (c) The execution and delivery of this Agreement and the performance of Seller's obligations hereunder have been duly authorized by all necessary action on the part of Seller and do not and will not conflict with or result in a breach of Seller's certificate of formation or limited liability company agreement or any indenture, mortgage, other agreement or instrument or any statute or rule, regulation, order, judgment or decree of any judicial or administrative body to which Seller is a party or by which Seller or any of its properties is bound or subject.

         (d) This Agreement is the valid and binding obligation of Seller, enforceable with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect that affect creditors' rights generally or by general principles of equity.

         (e) Seller is in compliance with the material provisions of all laws which are applicable to it or its operations, non-compliance with which could reasonably be expected to have a material adverse effect on the ability of Seller to perform its obligations under this Agreement including, without limitation, Environmental Laws.

         (f) Other than those identified in Paragraph (g) below, there are no enforcement, clean-up, removal, mitigation or other governmental or regulatory actions, claims or proceedings, including but not limited to any proceedings relating to damage, contribution, cost recovery, compensation, Loss or injury, pending or to Seller's knowledge threatened, under any Environmental Law affecting the Facility or the Site, which would reasonably be expected to have a material adverse effect on the ability of Seller to perform its obligations under this Agreement.

         (g) Seller has identified soil contamination at the Site which is currently being addressed in accordance with the New Jersey Department of Environmental Protection requirements. The aforementioned soil contamination is not reasonably expected to have a material adverse effect on the ability of Seller to perform its obligations under this Agreement.

         SECTION 12.2    By Williams

         Williams hereby represents, warrants and covenants as follows:

         (a) Williams is a corporation duly organized and validly existing under the laws of the State of Delaware.

         (b) Williams has all requisite power and authority to carry on the business to be conducted by it under this Agreement and to enter into and perform its obligations under this Agreement.

         (c) The execution and delivery of this Agreement and the performance of Williams' obligations hereunder have been duly authorized by all necessary action on the part of Williams and do not and will not conflict with or result in a breach of Williams' charter documents or by-laws or any indenture, mortgage, other agreement or instrument of any statute or rule, regulation, order, judgment or decree of any judicial or administrative body to which Williams is a party or by which Williams or any of its Affiliates is bound or subject.

         (d) This Agreement is the valid and binding obligation of Williams, enforceable with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect that affect creditors' rights generally or by general principles of equity.

         (e) Williams is in compliance with the material provisions of all laws which are applicable to it or its operations, non-compliance with which could reasonably be expected to have a material adverse effect on the ability of Williams to perform its obligations under this Agreement including, without limitation, Environmental Laws.

                       ARTICLE XIII: LIABILITY, DEDICATION

         SECTION 13.1    Third Parties

         Nothing in this Agreement shall be construed to create any duty, standard of care or liability to any Person not a Party to this Agreement.

         SECTION 13.2    Limitation of Liability

         Notwithstanding anything contained in this Agreement, except with respect to indemnified third party claims, in respect of which this Section 13.2 shall not apply, neither Party shall be liable to the other Party, its Affiliates, directors, officers, partners, agents, employees, successors or assigns, for claims for incidental, special, punitive, indirect or consequential damages of any nature arising out of; connected with or resulting from performance or nonperformance of this Agreement, including, without limitation, claims in the nature of lost revenues, income or profits (other than payments specifically provided for and properly due under this Agreement) or Losses, damages or liabilities under any financing, lending or construction contracts, agreements or arrangements to which Seller may be party irrespective of whether such claims are based upon warranty, negligence, strict liability, contract, operation of law or otherwise. The provisions of this Section 13.2 shall survive the termination or expiration of this Agreement.

         SECTION 13.3    No Dedication to the Public

         No undertaking by either Party under any provision of this Agreement shall constitute the dedication of that Party's electrical reserves, system, equipment, or facilities, or any portion thereof; to the other Party or to the public.

                             ARTICLE XIV: INDEMNITY

         SECTION 14.1    Indemnity

         Subject to the provisions of Section 14.3, each Party shall indemnify, hold harmless and defend the other Party, its Affiliates, directors, officers, partners, agents and employees from and against any and all Loss, liability, damage, cost or expense, including damage and liability for bodily injury to or death of third Persons or damage to property of third Persons (collectively, "Loss"), to the extent arising out of; in connection with or resulting from the indemnifying Party's breach of any of the representations or warranties made in, or the indemnifying Party's failure to perform any of its obligations under, this Agreement, or the indemnifying Party's design, installation, construction, ownership, operation, repair, relocation, replacement, removal or maintenance of; or the failure of; any of such Party's equipment and/or facilities, including, but not limited to, the Interconnection Facilities, the Facility, Natural Gas Interconnection Facilities and

Protective Gas Apparatus and any Natural Gas facilities, and/or any appurtenances thereto, and any electric transmission facilities used in connection with this Agreement; provided, however, that neither Party shall have any indemnification obligations hereunder in respect of any Loss to the extent caused by such other Party's gross negligence, bad faith or willful misconduct. Each Party hereto shall furnish the other Party with written notification after such Party becomes aware of any event or circumstances, or the threat thereof; (but in no event later than ten (10) Days prior to the time any response is required by law) which might give rise to such indemnification. At the indemnified Party's request, the indemnifying Party shall defend any suit asserting a claim covered by this indemnity and shall pay any and all costs and expenses (including reasonable attorney's fees and expenses) that may be incurred, including any and all costs and expenses which may be incurred by the indemnified Party, in enforcing this indemnity. The indemnified Party may, at its own expense, retain separate counsel and participate in the defense of any such suit or action.

         SECTION 14.2    Environmental Indemnity

         (a) Subject to the terms and provisions of this indemnity and the provisions of Sections 14.1, Seller shall protect, defend, indemnify and save harmless Williams, its officers, directors, shareholders, agents, employees, successors, assigns and attorneys (collectively, the "Indemnified Parties") from, against and in respect of, any and all Losses, costs, damages, liabilities, obligations, claims, causes of action, fines, penalties or expenses (including reasonable attorney's fees, expenses and litigation costs and sums paid in settlements of claims and any such fees and expenses incurred in enforcing this indemnity or collecting any sums due hereunder) and reasonable expenses for accounting, consulting, engineering, investigation, cleanup, response, removal and/or disposal and other remedial costs, directly or indirectly imposed upon, incurred by or asserted against any Indemnified Party arising out of or in connection with any claim or claims by any other party or parties (including, without limitation, a governmental authority), arising out of or in connection with (i) the use, generation, refining, manufacture, transportation, transfer, production, processing, storage, handling, or treatment of any Hazardous Materials, on, under or from the Facility; (ii) a release, or threatened release of any Hazardous Materials on, under or from the Facility (other than such a release resulting from an action of Williams, its contractors or its Transporters) (iii) the cleanup, removal and/or disposal of any Hazardous Materials (other than Hazardous Materials released by Williams, its contractors or its Transporters) on, under or from the Facility required by any Environmental Law or any governmental authority; (iv) any personal exposure or injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, including any damage arising out of any cleanup required by the governmental authorities or Environmental Laws; (v) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; or (vi) any violation of laws, orders, rules, regulations, requirements, guidelines, or demands of governmental authorities, including permits and licenses under Environmental Laws, which are based upon or in any way related to such Hazardous Materials including, without limitation, the costs and expenses of any remedial action, reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses; or (vii) a misrepresentation or inaccuracy in any representation or warranty made by Seller in Section 12.1 of this Agreement.

         (b) Subject to the terms and provisions of this indemnity and the provisions of Sections 14.1, Williams shall protect, defend, indemnify and save harmless Seller, its officers, directors, shareholders, agents, employees, successors, assigns and attorneys (collectively, the "Indemnified Parties") from, against and in respect of, any and all Losses, costs, damages, liabilities, obligations, claims, causes of action, fines, penalties or expenses (including reasonable attorney's fees, expenses and litigation costs and sums paid in settlements of claims and any such fees and expenses incurred in enforcing this indemnity or collecting any sums due hereunder) and reasonable expenses for accounting, consulting, engineering, investigation, cleanup, response, removal and/or disposal and other remedial costs, directly or indirectly imposed upon, incurred by or asserted against any Indemnified Party arising out of or in connection with any claim or claims by any other party or parties (including, without limitation, a governmental authority), arising out of or in connection with (i) the use, generation, refining, manufacture, transportation, transfer, production, processing, storage, handling, treatment or release or threatened release of any Hazardous Materials resulting from the actions of Williams, its contractors or its Transporters related to this Agreement or otherwise, on, under or from the Facility; (ii) the cleanup, removal and/or disposal of any Hazardous Materials released by Williams, its contractors or its Transporters on, under or from the Facility required by any Environmental Law or any governmental authority; (iii) any personal exposure or injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, including any damage arising out of any cleanup required by the governmental authorities or Environmental Laws;
(iv) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; or (v) any violation of laws, orders, rules, regulations, requirements, guidelines, or demands of governmental authorities, including permits and licenses under Environmental Laws, which are based upon or in any way related to such Hazardous Materials including, without limitation, the costs and expenses of any remedial action, reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses.

         SECTION 14.3    Claims by Employees

         The indemnity in Section 14.1 shall apply to all claims against each Party including, but not limited to, all claims made or threatened by, or in the name of or on behalf of each Party's employees for personal injuries (including death) which arise in the course of their employment. Seller hereby waives any defense it may otherwise have under applicable workers' compensation laws.

         SECTION 14.4    Risk of Loss

         As between the Parties, Williams shall be deemed to be in exclusive possession and control (and responsible for any damages or injury resulting therefrom or caused thereby) of Natural Gas prior to the Natural Gas Delivery Point and Net Electric Energy and Ancillary Services at and from the Primary Delivery Point, and Seller shall be deemed to be in exclusive possession and control (and responsible for any damages or injury resulting therefrom or caused thereby) of Natural Gas at and from the Natural Gas Delivery Point and Net Electric Energy and Ancillary Services prior to the Primary Delivery Point. Risk of Loss related to Natural Gas shall transfer from Williams to Seller at the Natural Gas Delivery Point and Risk of Loss related to the Net Electric Energy and Ancillary Services shall transfer from Seller to Williams at the Primary Delivery Point. Williams shall indemnify, defend and hold harmless Seller from and against any Loss arising out of or in any way relating to Williams' possession or control of Natural Gas prior to the Natural Gas Delivery Point or its possession and control of the Net Electric Energy and Ancillary Services at and after the Primary Delivery Point, and Seller shall indemnify, defend and hold harmless Williams from and against any Loss arising out of or in any way relating to Seller's possession or control of Natural Gas at and after the Natural Gas Delivery Point or the Net Electric Energy and Ancillary Services prior to the Primary Delivery Point.

         SECTION 14.5    Survival of Article

         The Parties expressly acknowledge and agree that this Article XIV shall survive the termination or expiration of this Agreement.

                              ARTICLE XV: INSURANCE

         SECTION 15.1    Insurance Generally

         Seller and the operator of the Facility (including their respective successors and assigns) shall each procure and shall maintain the following insurance coverage for the Facility so long as such insurance is available on commercially reasonable terms. The limits set forth below are minimum limits and will not be construed to limit Seller's or operator's liability:

         (a) Workers' Compensation insurance complying with the laws of the state or states having jurisdiction over each employee, and Employer's Liability with limits of $1,000,000 each accident, $1,000,000 disease each employee, and $1,000,000 disease policy limit.

         (b) Commercial or Comprehensive General Liability insurance on an occurrence form with a combined single limit of $1,000,000 each occurrence, and annual aggregates of $1,000,000, for bodily injury and property damage, including coverage for blanket contractual liability, broad form property damage, personal injury liability, independent contractors, products/completed operations, sudden and accidental pollution liability and the explosion, collapse and underground exclusion will be deleted.

         (c) Automobile Liability insurance with a combined single limit of $1,000,000 each occurrence for bodily injury and property damage to include coverage for all owned, non-owned, and hired vehicles.

         (d) Excess or Umbrella Liability insurance with a combined single limit of $10,000,000 each occurrence, and annual aggregates of $10,000,000 for bodily injury and property damage covering excess of Employers Liability and the insurance described in (b) and (c) above.

         SECTION 15.2    Risk Insurance

         Seller shall purchase and maintain all risk property insurance, including the perils of flood and earthquake covering all property, material and equipment comprising the facility, during construction, while in transit, during loading and unloading, while in storage, while at another location for repair and during installation in an amount not less than the total cost to replace the Facility with like kind and quality on a new or old basis per occurrence for property damage. This insurance shall include boiler and machinery insurance and coverage for delayed startup of business, business interruption and expediting expense. This insurance shall include the interests of the Seller's Subsidiaries, operator and Williams.

         SECTION 15.3    Copies

         (a) Not less than ten (10) Days prior to the commencement of construction of the Facility, Seller shall provide and shall continue to provide to Williams annually during the Term of this Agreement certificates of insurance evidencing coverage required by this Article 15 on a form satisfactory to Williams with insurance companies rated A IX or better by A.M. Best. Certificates shall provide at minimum the following information:

                  (i) Name of insurance company, policy number and expiration date;

                  (ii) The coverage required and the limits on each, including the amount of deductibles or self insured retentions;

                  (iii) Thirty (30) Days prior written notice of cancellation with respect to all insurance policies required hereunder, except in respect of cancellation for non payment of premiums for which such prior written notice shall be ten (10) days;

                  (iv) For all insurance policies except Workers' Compensation insurance, endorsements indicating that Williams has been named as an additional insured;

                  (v) All policies shall include a waiver of rights or subrogation clause in favor of Williams.

         (b) Irrespective of the insurance requirements above, the insolvency, bankruptcy, or failure of any such insurance company providing insurance for Seller's Subsidiaries, or the failure of any such insurance company to pay claims that occur will not be held to waive any of the provisions hereof.

         (c) In the event any Lender requires higher limits, broader coverage or lower retentions Williams will also receive the benefit of such insurance coverages.

                           ARTICLE XVI: FORCE MAJUERE

         SECTION 16.1    Excused Performance

         (a) A Party shall be excused from performing its obligations under this Agreement and shall not be liable in damages or otherwise to the other Party if and to the extent such Party declares that it is unable to perform or is prevented from performing an obligation under this Agreement by a Force Majeure condition, except for any obligations and/or liabilities under this Agreement to pay money, which shall not be excused, and except to the extent an obligation accrues prior to the occurrence or existence of a Force Majeure condition, provided that:

                  (i) the Party declaring its inability to perform by virtue of Force Majeure, as promptly as practicable after the occurrence of the Force Majeure condition, but in no event later than five (5) Days thereafter, gives the other Party written notice describing, in detail, the nature, extent and expected duration of the Force Majeure condition;

                  (ii) the suspension of performance is of no greater scope and of no longer duration than is reasonably required by the Force Majeure condition;

                  (iii) the Party declaring Force Majeure uses all commercially reasonable efforts to remedy its inability to perform; and

                  (iv) as soon as the Party declaring Force Majeure is able to resume performance of its obligations excused as a result of the Force Majeure condition, it shall give prompt written notification thereof to the other Party.

         (b) Irrespective of whether the Force Majeure condition is declared by Williams or Seller, the time period of a Force Majeure that prevents Seller from delivering or providing Net Electric Energy, Unforced Capacity or Ancillary Services hereunder shall be excluded from the calculation of all payments under Appendix 1 and Williams shall be under no obligation to pay Seller any of the payments described in Appendix 1 for such time period except that, if Williams declares a Force Majeure, it shall, subject to Section 16.4 and subject to the limitation in Section 8.3(a) continue to pay Seller only the applicable monthly Total Fixed Payment as described in Section II.A.2 of Appendix 1, until the earlier of (i) the termination of the Force Majeure condition or (ii) the termination of this Agreement, and provided further that in the event of a Force Majeure declared by Seller due to an action or inaction of the Host Utility that prevents Seller from delivering Net Electric Energy to the Primary Delivery Point, [*].

         SECTION 16.2    Exclusions from Force Majeure

         Notwithstanding anything to the contrary contained in this Agreement, except as may expressly be provided herein, the term Force Majeure shall not include or excuse a Party's performance in the following circumstances:

         (a) Except as otherwise set forth in Section 2.1, the failure to complete the Facility by or to achieve the Commercial Operation Date as extended pursuant to Section 2.1 and Section 18.4, which failure is caused by, arises out of or results from the acts or omissions of Seller, and/or from the acts or omissions of any third party, unless, and then only to the extent that, any such acts or omissions of such third party (i) would itself be excused hereunder by virtue of a Force Majeure condition, or (ii) is the result of Williams' failure to provide Natural Gas to the Facility;

         (b) Any reduction, curtailment or interruption of generation or operation of the Facility, or of the ability of Williams to accept or transmit Net Electric Energy, whether in whole or in part, which reduction, curtailment or interruption is caused by or arises from the acts or omissions of any third party providing services or supplies to the Party claiming Force Majeure, including any vendor or supplier to either Party of materials, equipment, supplies or services, or any inability of the Host Utility to deliver Net Electric Energy to Williams, unless, and then only to the extent that, any such acts or omissions would itself be excused hereunder as a Force Majeure;

         (c) Any outage, whether or not due to the fault or negligence of Seller, of the Facility attributable to a defect or inadequacy in the manufacture, design or installation of the Facility that prevents, curtails, interrupts or reduces the ability of the Facility to generate Net Electric Energy or the ability of Seller to perform its obligations hereunder;

         (d) To the extent that the Party claiming Force Majeure failed to prevent or remedy the Force Majeure condition by taking all commercially reasonable acts (short of litigation, if such remedy requires litigation) and, except as otherwise provided in Section 16.3 below, failed to resume performance hereunder with reasonable dispatch after the termination of the Force Majeure condition;

         (e) To the extent that the claiming Party's failure to perform was caused by lack of funds;

         (f) Any inability of a Party to perform its obligations hereunder because of an increase or decrease in the market price of Energy/capacity, Natural Gas, or because it is uneconomic for such Party to perform such obligations; and

         (g) To the extent Williams is unable to perform due to a shortage of Natural Gas not caused by an event of Force Majeure.

         SECTION 16.3    Labor Disputes

         Notwithstanding anything contained in this Article XVI to the contrary, neither Party shall be required to settle any strike, walkout, lockout or other labor dispute on terms which, in the sole judgment of the Party involved in the dispute, are contrary to its interest, it being understood and agreed that the settlement of strikes, walkouts, lockouts or other labor disputes shall be entirely within the discretion of the Party having such dispute.

         SECTION 16.4    Termination from Force Majeure

         Notwithstanding anything contained in this Article XVI to the contrary, Williams shall have the right to terminate this Agreement, without any liability or responsibility whatsoever, except to the extent accruing (and not excused) prior to such termination, in the event Force Majeure has been declared by Seller and the effect of said Force Majeure has not been fully corrected or alleviated within [*] months after the date said Force Majeure was declared; provided, however, that Williams shall not have the right to terminate this Agreement in the event that the Force Majeure event was caused by Williams, or if the Force Majeure event does not prevent or materially limit Williams' ability to sell Unforced Capacity from the Facility into or through the PJM market or to a third party.

         SECTION 16.5    Extension from Force Majeure

         Upon notice from Williams to Seller no later than ninety (90) days prior to the end of the initial Term, the Term shall be extended for a period of up to a total of [*] for each hour of such initial Term during which Seller is unable to deliver Energy and/or Ancillary Services because of an event of Force Majeure (other than an inability of Seller to obtain Natural Gas to operate the Facility) that occurs after the Commercial Operation Date.

             ARTICLE XVII: EVENTS OF DEFAULT; TERMINATION, REMEDIES

         SECTION 17.1    Events of Default

         The following shall constitute events of default under this Agreement:

         (a) A breach of any term or condition of this Agreement, including, but not limited to, (i) any failure to maintain or to renew any security as required by Article 18 of this Agreement, (ii) any breach of a representation, warranty or covenant made in this Agreement including the Appendices hereto, or (iii) failure of either Party to make a required payment to the other Party of amounts due hereunder.

         (b) The Facility is not available to provide the Fuel Conversion Services or Ancillary Services to Williams during any period of [*] consecutive Days after the occurrence of the Commercial Operation Date for any reason, except as may be excused by Force Majeure, the absence of available Natural Gas, or such non-availability is caused by an act or failure to act by Williams where such action is required by this Agreement.

         (c) Seller sells or supplies Net Electric Energy, Ancillary Services or Unforced Capacity from the Facility, or agrees to do the same, to any Person or entity other than Williams, without the prior approval of Williams.

         (d) Without duplication of the [*] Day period in Section 17.2, Seller fails for [*] consecutive Days, after notification from Williams providing a reasonable opportunity to cure, to perform regular and required maintenance, testing or inspection of the Interconnection Facilities, the Facility and/or other electric equipment and facilities as required by this Agreement where such failure is material.

         (e) Without duplication of the [*] Day period in Section 17.2, Seller fails for [*] consecutive Days, after notification from Williams providing a reasonable opportunity to cure, to correct or resolve a material violation of any code, regulation and/or statute applicable to the construction, installation, operation or maintenance of the Facility, the Interconnection Facilities, Protective Gas Apparatus or any other electric equipment and facilities required to be constructed and operated under this Agreement when such violation impairs the continued ability of Seller to perform its obligations under this Agreement.

         (f) A receiver or liquidator or trustee of either Party or of any of its property shall be appointed by a court of competent jurisdiction, and such receiver, liquidator or trustee shall not have been discharged within [*]
Days or by decree of such a court a Party shall be adjudicated bankrupt or insolvent or any substantial part of its property shall have been sequestered, and such decree shall have continued undischarged and unstayed for a period of [*] Days after the entry thereof or a petition to declare bankruptcy or to reorganize a Party pursuant to any of the provisions of the Federal Bankruptcy Code, as now in effect or as it may hereafter be amended, or pursuant to any other similar state statute as now or hereafter in effect, shall be filed against a Party and shall not be dismissed within [*] Days after such filing.

         (g) A Party shall file a voluntary petition in bankruptcy under any provision of any federal or state bankruptcy law or shall consent to the filing of any bankruptcy or reorganization petition against it under any similar law; or, without limiting the generality of the foregoing, a Party shall file a petition or answer or consent seeking relief or assisting in seeking relief in a bankruptcy under any provision of any federal or state bankruptcy law or shall consent to the filing of any bankruptcy or reorganization petition against it under any similar law; or, without limiting the generality of the foregoing, a Party shall file a petition or answer or consent seeking relief or assisting in seeking relief in a proceeding under any of the provisions of the Federal Bankruptcy Code, as now in effect or as it may hereafter be amended, or pursuant to any other similar state statute as now or hereafter in effect, or an answer admitting the material allegations of a petition filed against if in such a proceeding; or a Party shall make an assignment for the benefit of its creditors; or a Party shall submit in writing its inability to pay its debts generally as they become due; or a Party shall consent to the appointment of a receiver, trustee, or liquidator of it or of all or any part of its property.

         (h) Any modifications, alterations or other changes to the Facility by or on behalf of Seller which prevent Seller from fulfilling, or materially diminish Seller's ability to fulfill, its obligations, duties, rights and responsibilities hereunder and which, after reasonable notice and opportunity to cure, are not corrected.

         (i) The AES Corporation shall cease to own, directly or indirectly, beneficially and of record, at least fifty (50) percent of the equity interests in Seller, or shall cease to possess the power to direct or cause the direction of the management or policies of Seller, or any Person (other than The AES Corporation or an Affiliate) authorized to act as a power marketer by FERC or any Affiliate of such a Person shall own, directly or indirectly, beneficially or of record, any of the equity interests in Seller.

         (j) There shall be outstanding for more than [*] Days any unsatisfied final, non-appealable judgment against Seller in an amount exceeding [*], unless the existence of such unsatisfied judgment shall not materially affect Seller's ability to perform its obligations under this Agreement.

         SECTION 17.2    Cure and Termination

         (a) Upon the occurrence of any event of default described in Section
17.1 (other than an event of default under Section 17.1(f) or (g) hereof for which no notice shall be required or opportunity to cure permitted), the Party not in default, to the extent such Party has actual knowledge of the occurrence of such event of default, shall give prompt written notice of the default to the defaulting Party. Such notice shall set forth, in reasonable detail, the nature of the default and, where known and applicable, the steps necessary to cure such default. The defaulting Party shall have [*] Days ([*] Business Days in the case of a default under Section 17.1 (a)(iii)) following receipt of such notice either to (i) cure such default or (ii) commence in good faith all such steps as are necessary and appropriate to cure such default in the event such default cannot be completely cured within such [*] Day period.

         (b) If the defaulting Party fails to cure such default or take such steps as provided under subparagraph (a) above, and immediately upon the occurrence of any event of default described in Section 17.1(g) hereof, this Agreement may be terminated by the non-defaulting Party, without any liability or responsibility whatsoever, by written notice to the Party in default hereof. This Agreement shall thereupon terminate and the non-defaulting Party may exercise all such rights and remedies as may be available to it to recover damages caused by such default.

         (c) Notwithstanding the foregoing, upon the occurrence of any such event of default, the non-defaulting Party shall be entitled to (i) commence an action to require the defaulting Party to remedy such default and specifically perform its duties and obligations hereunder in accordance with the terms and conditions hereof and (ii) exercise such other rights and remedies as it may have in equity or at law subject, however, to the limitation of liability provided in Article 13.2 hereof.

                             ARTICLE XVIII: SECURITY

         SECTION 18.1    Indemnity for Delay

         Without limiting the general applicability of the provisions of Article II, or this Article, if the Commercial Operation Date does not occur by the Final CO Date, as such date may be extended pursuant to the provisions of
Section 2.1 and Section 18.4, Seller agrees to compensate Williams for any actual damages it suffers or incurs as the result of Williams' reliance upon the delivery of Facility Capacity, Ancillary Services and Fuel Conversion Services hereunder, to the extent said damages cannot be mitigated fully. Seller further agrees that the damages Williams may suffer under these circumstances will be any and all reasonable costs incurred by Williams in excess of costs that would have been incurred had the Commercial Operation Date occurred on or before December 31, 2001, as such date may be extended pursuant to Section 2.1 and
Section 18.4.

         SECTION 18.2    Seller's Guaranty

         (a) In order to provide reasonable assurances to Williams that a Person or entity on behalf of Seller shall fulfill Seller's potential liability under this Article and otherwise under this Agreement, Seller shall provide to Williams on the same day the Seller provides a Notice to Bind, (i) a guaranty of Seller's performance and payment obligations under this Agreement from The AES Corporation ("AES"), in the form attached hereto as Appendix 5 and made a part hereof, in the amount of $[*] ("Guaranty Amount"), which Guaranty Amount shall reduce to $[*] on the Commercial Operation Date and shall remain in effect during the Term, or (ii) at any time at Seller's option, such financial security for the Guaranty Amount as specified in Section 18.2(b) hereof.

         (b) If Seller secures payment of the Guaranty Amount through financial security other than the guaranty of AES, Seller shall provide to Williams security in the form of a single letter of credit, satisfactory to Williams in form and substance, upon which Williams may draw if the Facility does not achieve the Commercial Operation Date by the date specified in Section 2.2, as such date may be extended pursuant to such Section and as such date may be extended by Section 18.4. In the event said security contains an expiration date, either express or implied, Seller shall renew said security not later than [*] Days prior to said expiration date and shall contemporaneously therewith provide written notice of said renewal to Williams. In the event Seller fails to renew said security as set forth above, Williams shall be entitled to demand and receive payment thereunder on or after [*] Days after written notice of such failure is provided to Seller and in such event the amount so drawn shall be deposited in an interest bearing escrow account and shall be returned to Seller at the Commercial Operation Date unless otherwise drawn on by Williams in satisfaction of Seller's obligations under
Section 18.1 of this Agreement.

         (c) The letter of credit referred to in paragraph (b) above shall be issued by a financial institution that meets and at all times during the term of such letter of credit maintains the following criteria:

                  (i) A U.S. or foreign bank rated "C" or better by Thompson Bankwatch; or

                  (ii) A U.S. or foreign bank, surety company or financial institution whose senior debt has the rating listed below by two (2) of the three (3) rating agencies:


                           Standard & Poor's:             "A-" or better
                           Moody's:                       "A3" or better
                           Duff & Phelps:                 "A-" or better

         If such bank, surety company or financial institution fails to maintain such criteria, then upon thirty (30) Days written notice from Williams, Seller shall obtain equivalent security from another bank, surety company or financial institution meeting the above stated criteria. The form and substance of any such letter of credit shall be reasonably satisfactory to Williams.

         (d) Seller shall execute any and all documents reasonably necessary to assure that Williams' claim to and interest in said security is perfected.

         SECTION 18.3    Williams Guaranty

         (a) If Williams provides a Notice to Proceed pursuant to Section 18.4, Williams shall provide [*], no later than [*] prior to the anticipated financial closing, such date to be provided by Seller, a guaranty of Williams' performance and payment obligations under this Agreement in the form attached hereto as Appendix 6 and made a part hereof and issued by The Williams Companies, Inc. ("TWC"), provided that the long term senior unsecured debt of TWC is at such time rated Investment Grade or if the long term senior unsecured debt of TWC is at such time not rated Investment Grade, issued by an Affiliate of Williams whose long term senior unsecured debt at such time is rated Investment Grade (TWC and any such other guarantor hereinafter referred to as "Guarantor").

         (b) [*]

[*]

                        ARTICLE XIX: SEVERAL OBLIGATIONS

         SECTION 19.1    Several Obligations

         Except where otherwise specifically stated in this Agreement, the duties, obligations and liabilities of the Parties are intended to be several, not joint or collective. Nothing contained in this Agreement shall ever be construed to create an association, trust, partnership or joint venture or impose a trust or partnership duty, obligation or liability on or with regard to either Party. Each Party shall be individually and severally liable for its own obligations under this Agreement.

                               ARTICLE XX: WAIVER

         SECTION 20.1    No Continuing Waiver

         Any waiver at any time by either Party of its rights, duties, and/or obligations with respect to any default under this Agreement, or with respect to any other matter arising out of or in connection with this Agreement, shall not be deemed a continuing waiver nor a waiver with respect to any subsequent default or other matter.

                             ARTICLE XXI: ASSIGNMENT

         SECTION 21.1    Assignment

         (a) Neither this Agreement nor any rights, duties, interests or obligations hereunder may be assigned, transferred, pledged or otherwise encumbered or disposed of by operation of law or otherwise without the prior written consent of the other Party; except that (i) Williams, at any time after reasonable advance notice to Seller and without the consent of Seller, may assign this Agreement and any of its rights, interests, duties or obligations hereunder to any Affiliate of Williams or any other entity, provided that such Affiliate of Williams or such other entity's long term unsecured debt at such time is rated Investment Grade by Standard & Poor's and Moody's or that such Affiliate of Williams or such other entity's obligations under this Agreement are guaranteed by an Affiliate whose long term unsecured debt at such time is rated Investment Grade by Standard & Poor's and Moody's and so long as any assignee shall agree to be bound by all of the terms and conditions hereof to the same extent as Williams;
(ii) Seller, at any time, and from time to time, after reasonable advance notice to Williams and without the consent of Williams, may assign this Agreement and any of its rights, interests, duties or obligations hereunder as collateral security to any Lender so long as the assignee shall agree to be bound by all of the terms and conditions hereof to the same extent as Seller in the event the Lender exercises its rights under such assignment; and (iii) Seller shall have the right at any time without the consent of Williams to assign this Agreement and its rights, interests, duties and obligations hereunder to any Affiliate, provided that such Affiliate assumes in writing all of the obligations and duties of Seller hereunder and the guaranty/security required pursuant to
Section 18.2 remains in effect. This Agreement shall inure to the benefit of and bind the parties hereto, including any permitted assignee or successor.

         (b) Except as otherwise specified in this Article XXI, no assignment or disposition of rights hereunder shall (i) relieve or in any way discharge Seller or Williams from the performance of their respective obligations and liabilities under this Agreement or (ii) alter, amend, diminish or otherwise impair Williams' or Seller's rights under this Agreement.

         SECTION 21.2    Transfer of Facility

         Seller hereby agrees that it shall not sell, transfer, assign, lease or otherwise dispose of the Facility or any substantial portion thereof or interest therein necessary to perform Seller's obligations hereunder to any Person that is a FERC authorized power marketer or an Affiliate of such an entity without the prior written consent of Williams, which consent shall not be unreasonably withheld.

         SECTION 21.3    Void Assignments or Transfers

         Except as specifically provided for in this Article XXI, any assignment or transfer of this Agreement or any rights, duties or interests hereunder or any disposition of the Facility or any portion thereof or interest therein by any Party without the written consent of the other Party as provided herein shall be void and of no force or effect.

         SECTION 21.4    Cost Reimbursement

         Each Party shall reimburse the other for the reasonable costs and expenses (including reasonable legal fees and expenses) incurred in connection with a Party's agreement to review, execute and deliver any instruments, agreements or documents that may be used in connection with any assignment requested by a Party or otherwise permitted hereunder.

                              ARTICLE XXII: NOTICES

         SECTION 22.1    Notice Requirements

         All notices, demands, requests or other correspondence required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by certified United States mail (postage prepaid, return receipt requested), overnight express mail, courier service or facsimile transmission (with the original transmitted by any of the other aforementioned delivery methods) addressed as follows:

         If to Seller to:      AES Red Oak, L.L.C.
                               1001 N. 19th Street
                               Arlington, VA 22209
                               Attention:       Project Manager
                               (Facsimile):     703-528-4510

         If to Williams to:    Williams Energy Marketing & Trading Company
                               One Williams Center
                               Tulsa, OK 74172

                               Attention:       Contract Management
                               (Facsimile):     918-594-1935
                               Attention:       Dispatch and Technical Services
                               (Facsimile):     918-573-8754

or to such other Person at such other address as a Party shall designate by like notice to the other Party.

         SECTION 22.2     Timing

         Unless otherwise provided herein, all notices hereunder shall be deemed to be given when received or personally delivered.

                            ARTICLE XXIII: GRATUITIES

         SECTION 23.1    No Gratuities

         Each Party shall prohibit their employees from using their official position for personal financial gain or from accepting any personal advantage from anyone under circumstances which might reasonably be interpreted as an attempt to influence the recipients in the conduct of their official duties. Neither Party, nor their employees or representatives shall, under circumstances which might reasonably be interpreted as an attempt to influence the recipients in the conduct of their duties, extend any gratuity or special favor to employees of the other Party.

                             ARTICLE XXIV: CAPTIONS

         SECTION 24.1    Captions

         All indices, titles, subject headings, section titles and similar items in this Agreement are provided for the purpose of reference and convenience only and are not intended to be inclusive, definitive or to affect the meaning of the contents or scope of this Agreement.

                           ARTICLE XXV: CHOICE OF LAWS

         SECTION 25.1    Choice of Laws

         (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, exclusive of conflicts of laws provisions.

         (b) Each of the Parties hereby submits for itself and its property to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof for the purposes of all legal proceedings arising out of or relating to this Agreement, the transactions contemplated by this Agreement, or for recognition and enforcement of any judgment in respect thereof. Each Party consents and agrees that any such action or proceeding may be brought in and only in such courts and irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and agrees not to plead or claim the same.

         (c) Each Party agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the other party at its address set forth in Section 22.1, or at such other address of which the other party shall have been notified pursuant thereto.

         (d) Each Party hereby agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

         (e) Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement or the transactions contemplated by this Agreement.

                     ARTICLE XXVI: MISCELLANEOUS PROVISIONS

         SECTION 26.1     Access and Confidentiality

         (a) During the Term of this Agreement hereof and consistent with this Agreement, Seller shall provide, upon reasonable advance notice, Williams' employees and/or agents reasonably acceptable to Seller continuing and unrestricted access to the Facility, the Site, the Interconnection Facilities (on terms consistent with the Interconnection Agreement) and all other appurtenant electrical equipment at all times and for any duration for the purpose of (i) verifying, reviewing, and/or monitoring the operation of the Facility, the Interconnection Facilities and all other appurtenant electrical equipment for the purpose of determining Seller's compliance with this Agreement; and (ii) inspecting, examining and testing such equipment and facilities as specifically authorized under this Agreement. Williams' employees and/or agents shall be subject to all reasonable rules applicable to the Facility and the Site with respect to such matters as safety, operations and confidentiality provided that such rules are applied in a nondiscriminatory manner. Williams' employees and/or agents shall conduct themselves so as to not hamper or impede the Facility's operations.

         (b) The Parties agree that all information relating to this Agreement, and the administration or performance hereof by the Parties, including, but not limited to, any information and records provided to Williams by Seller under this Section 26.1:

                  (i) shall not be used for any purposes other than as contemplated by this Agreement and shall be kept confidential pursuant to and in accordance with the Confidentiality Agreement attached hereto as Appendix 2; and

                  (ii) except as provided in the Confidentiality Agreement, shall neither be removed from Seller's premises nor be duplicated, electronically recorded, or recreated in any other manner without Seller's prior written consent, which consent shall not be unreasonably withheld or delayed, and shall not be released to any third parties, other than Williams' Affiliates, without Seller's prior written consent, which consent shall not be unreasonably withheld or delayed.

         SECTION 26.2    Survival

         The provisions of Article XI, Section 13.2, Article XIV, and Section
26.1 (including the Confidentiality Agreement attached hereto as Appendix 2), including the rights and obligations of the Parties therein provided, shall survive the termination or expiration of this Agreement and the performance by the Parties of their obligations hereunder.

         SECTION 26.3    Cost Responsibility

         Whether or not the transactions contemplated by this Agreement are consummated, except as otherwise specifically provided for in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

         SECTION 26.4    No Third Party Rights

         This Agreement is not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.

         SECTION 26.5    Announcements

         Except as otherwise required by law or the rules of the New York Stock Exchange, for so long as this Agreement is in effect, neither Seller nor Williams shall, nor shall they permit any of their Affiliates to, issue or cause the publication of any press release or other public announcement with respect to any material aspect of the transactions contemplated by this Agreement the disclosure of which could reasonably be expected to result in an adverse effect on the competitive position of the other Party without the consent of the other Party, which consent shall not be unreasonably withheld or delayed.

         SECTION 26.6    Support of Financing

         Williams shall use its commercially reasonable efforts to assist Seller in achieving the closing of financing for the Facility by Seller, including the execution of a consent in favor of the Lenders of Seller's collateral assignment to such Lenders of this Agreement, such consent to be mutually agreed to by Williams, Seller and the Lenders.

         SECTION 26.7    Right to Purchase Facility

         Seller shall use its commercially reasonable efforts to include in its financing documents a provision granting Williams the initial right to purchase the Facility from the holders of Seller's debt for an amount equal to the greater of (i) the Fair Market Value of the Facility and (ii) all amounts then due and owing to such debt holders under Seller's financing documents, in the event that such debt holders declare an event of default and accelerate amounts due under Seller's financing documents as a result of an event of default under such documents that is not caused by a default by Williams under this Agreement.

         SECTION 26.8    Assignment of Third Party Agreements

         Seller shall assign to Williams all rights, interests, benefits, duties and liabilities associated with any agreement executed between Seller and any other Person in which Seller is compensated for products produced by the facility that prevent Seller from providing Williams with the Net Electric Energy, Ancillary Services or Facility Capacity to which Williams is entitled under this Agreement. To the extent such assignment is not permitted by law, Seller will maintain for Williams the value of this Agreement absent such other agreement.

         SECTION 26.9    Examination of Records

         Each party shall have the right, upon reasonable notice, at its sole expense and during normal working hours, to examine and copy the records of the other party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made hereunder. If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments thereof will be promptly made. This Section 26.8 will survive termination of the Agreement or any transaction hereunder for a period of two
(2) years following the end of the calendar year in which such termination occurs.

         SECTION 26.10   Successors and Assigns

         This Agreement shall inure to the benefit of and be binding upon Williams and Seller and to the extent permitted hereunder, their respective successors and assigns.

         SECTION 26.11   Counterparts

         This Agreement may be executed in separate counterparts by the Parties hereto, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

         SECTION 26.12   Entire Agreement

         This Agreement, including all appendices hereto, constitutes the entire agreement between the Parties hereto with respect to the matters contained herein, and all prior agreements with respect to the matters covered herein are superseded, and each Party confirms that it is not relying upon any representations or warranties of the other Party, except as specifically set forth herein or incorporated by reference hereto.

         SECTION 26.13   Severability

         Should any provision of this Agreement be held to be invalid or unenforceable, such provision shall be invalid or unenforceable only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any other provision hereof.

         SECTION 26.14   Modification in Writing

         This Agreement may not be amended or modified except by a written instrument signed by each of the Parties hereto.

         SECTION 26.15   Emissions Allowances

         The Parties agree to negotiate in good faith the issue of emission allowance management (i.e. NO(x) allowances) no later than [*] prior to the Commercial Operation Date.

         SECTION 26.16   Williams' Right to Intertie

         Williams shall have the right, consistent with the design and operating limitations of the Facility and the provisions of the Interconnection Agreement, at Williams' sole cost and expense, to intertie bus bar 1 (two (2) gas turbines and one (1) station auxiliary) to bus bar 2 (one (1) gas turbine, one (1) steam turbine and one (1) station auxiliary); provided that this option shall not have a negative impact on Seller's ability to perform under this Agreement

               [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

                                    AES RED OAK, L.L.C.

                                    By: /s/ Charles Falter
                                        ________________________________________
                                    Name: Charles Falter
                                    Title:   Vice President

                                    WILLIAMS ENERGY MARKETING &
                                    TRADING COMPANY




                                    By: /s/ Philip J. Scalzo
                                        ________________________________________
                                    Name:  Philip J. Scalzo
                                    Title:   Vice President

                                   APPENDIX 1

                                     PRICING

                                TABLE OF CONTENTS
                                -----------------


                                                                                                         PAGE
                                                                                                         ----

I.       Pricing Terms.....................................................................................1-1

II.      Monthly Pricing Provisions........................................................................1-1

           A.  Payments and Credits........................................................................1-1

                  1. Variable Operations & Maintenance Payment.............................................1-1

                  2. Total Fixed Payment...................................................................1-2

                  3.  Energy Exercise Fee..................................................................1-3

                  4.  Gross Domestic Product Implicit Price Deflator

                      (GDPIPD) Adjustment..................................................................1-4

           B.  Fuel Conversion Volume Rebate...............................................................1-5

III.     Facility Heat Rate Bonus or Penalty...............................................................1-6

           A.  Facility Heat Rate..........................................................................1-6

           B.  Heat Rate Bonus or Penalty..................................................................1-7

IV.      Availability Adjustments..........................................................................1-8

           A.  Calculation of Equivalent Availability Factor...............................................1-8

                  1.  Period Availability..................................................................1-8

                  2.  Monthly Availability.................................................................1-9

           B.  Period Availability Adjustment.............................................................1-10

           C.  Period Availability Credit.................................................................1-11

V.       Non-Dispatch Payments............................................................................1-13


                                   APPENDIX 1

                                    PRICING

This Appendix is intended to implement certain provisions of the Agreement. All calculations will be performed with the proper units. Capitalized terms used in this Appendix and not defined herein shall have the meanings given such terms in the Agreement.

I.       PRICING TERMS

                  Williams shall pay Seller for Fuel Conversion Services, Temperature Adjusted Unforced Capacity, and Ancillary Services in accordance with the terms and conditions set forth in this Appendix and the Agreement.

                  In the event the Reliability Assurance Agreement is amended to eliminate the Capacity Resource requirement imposed as of the date hereof on Load Serving Entities and such a requirement is not otherwise imposed within the PJM control area so that there is no longer an independent market for Unforced Capacity, the Parties agree to negotiate in good faith any amendments necessary to this Agreement for the Parties to maintain, to the extent possible, the original value of this Agreement to both of them; provided, however, that Seller shall be under no obligation to agree to any change to this Agreement that adversely affects its ability to repay the Lenders.

II.      MONTHLY PRICING PROVISIONS

         A.       PAYMENTS AND CREDITS

                           For each Billing Month "M" of the Term of the
                  Agreement commencing with the Commercial Operation Date, Williams shall make payments to Seller. [*] in accordance with the procedures set forth in Sections II.A.1, II.A.2, and II.A.3 below.

                  1.       VARIABLE OPERATIONS & MAINTENANCE PAYMENT

                           The Variable Operations & Maintenance Payment ("VOMP") for each Billing Month "M" shall be calculated as:

                                    [*]

                           where



                                      1-1

                                    NEE(M) = [*]

                                    VOM(n) = [*]

                  2.       TOTAL FIXED PAYMENT

                           The Total Fixed Payment ("TFP(M)") for each Billing Month "M" shall be made by Williams to the Seller and calculated as follows:

                            [*]

                                          [*]

                           where,

                                    UCR(n) = [*]

                                    TAUC(M) = [*]

                                    FCODC(M) = [*]

                                    MUC(M) = [*]

                                    FC(M) = [*]

                                            [*]

                                    FC(H) = [*]

                                    Hours(M) = [*]



                                      1-2

                                     TABLE I

                      FUEL CONVERSION OPTION DEMAND CHARGE

         ------------------------------ -----------------------------------
                                          FUEL CONVERSION OPTION DEMAND
                     Month                            CHARGE
                                                 (IN $/KW-MONTH)
         ------------------------------ -----------------------------------
                    JANUARY                            [*]
         ------------------------------ -----------------------------------
                   FEBRUARY                            [*]
         ------------------------------ -----------------------------------
                     MARCH                             [*]
         ------------------------------ -----------------------------------
                     APRIL                             [*]
         ------------------------------ -----------------------------------
                      MAY                              [*]
         ------------------------------ -----------------------------------
                     JUNE                              [*]
         ------------------------------ -----------------------------------
                     JULY                              [*]
         ------------------------------ -----------------------------------
                    AUGUST                             [*]
         ------------------------------ -----------------------------------
                   SEPTEMBER                           [*]
         ------------------------------ -----------------------------------
                    OCTOBER                            [*]
         ------------------------------ -----------------------------------
                   NOVEMBER                            [*]
         ------------------------------ -----------------------------------
                   DECEMBER                            [*]
         ------------------------------ -----------------------------------


3.       ENERGY EXERCISE FEE

         An Energy Exercise Fee ("EEF(M)") for each Unit for each Billing Month "M" shall be made by Williams to Seller to compensate Seller for each Successful Start-Up in accordance with the following:

                  [*]

         where the above summation is over all Unit Successful Start-Ups during Billing Month "M" and where start-up equivalent operating hours ("SEOH") are calculated as:

                  [*]

                  [*]

                  [*]

                  [*]



                                      1-3

                  UISO(M) = [*]

                  VOM(n) = [*]

         Seller shall identify which Unit was started and maintain a current count of cumulative Successful Start-Ups and associated Shutdowns per Unit.

         Natural gas volumes for hot, warm, and cold Successful Start-Ups and associated Shutdowns are to be based on the engineering, procurement, and construction contractor's guidelines as stated in Appendix 9 for the first two Contract Years. For Contract Years 3-20, required fuel volumes to be provided by Williams for each of hot, warm and cold Successful Start-Ups and associated Shutdowns will be calculated [*]

4.       GROSS DOMESTIC PRODUCT IMPLICIT PRICE DEFLATOR (GDPIPD) ADJUSTMENT

         The GDPIPD for a subject Contract Year (year "n" in this example) is computed as the [*].

         [*]

         In the event that the publication of the Gross Domestic Product Implicit Price Deflator is discontinued, the Parties agree to use a mutually acceptable substitute index that represents a similar measure of general U.S. inflation.



                                      1-4

B.       FUEL CONVERSION VOLUME REBATE

                  Where the Facility has achieved a Utilization Factor ("UF") of greater than or equal to [*] of the Facility available hours for the Rolling Twelve Month Period, Williams shall be entitled to a Fuel Conversion Volume Rebate ("FCVR") of [*]. The FCVR amount shall be determined monthly following each Rolling Twelve Month Period. [*]

                    where,

                           [*]

                    where,

                           Hours(p) = [*]

                           Dispatch Hours(p) = [*]

                           EAF(p) = [*]

                           PMH(p) = [*]

                           TAFC(p) = [*]

                  [*]

                  where,

                           [*]

                  [*]



                                      1-5

         [*]

                  where,

                           [*]

                  where,

                           TAFC(M)=[*]

                                              [*]

                           EAF(M) = [*]

                           VOM(n) = [*]

                           VOMP(M) = [*]

                           TAFC(H) = [*]

III.     FACILITY HEAT RATE BONUS OR PENALTY

         A.       FACILITY HEAT RATE

                  A Facility Heat Rate ("FHR") calculation per kWh (in HHV) shall be made for each Dispatch Period "D" of each Billing Month "M" based upon (a) total Natural Gas consumed during Dispatch Periods, and
         (b) total Net Electric Energy delivered from the Facility during Dispatch Periods.

                  where,

                           [*]

                  where,

                           NGBTU(D)=[*]



                                      1-6

                           NEEG(D) = [*]

         During periods of operation, Seller shall maintain an operating log, or some other suitable and auditable tracking system which shall track the amount of Natural Gas consumed in each hour of a Start-Up, Shutdown, Dispatch Period at full load, or Dispatch Period at lower loads along with the average load for each hour of the Dispatch Period. The operating log shall indicate whether the Facility was engaged in a Start-Up, Shutdown, Dispatch Period at full load, or Dispatch Period at lower loads along with the average load for each hour of the Dispatch Period.

         B.       HEAT RATE BONUS OR PENALTY

                  A monthly Heat Rate Bonus or Penalty ("HRB" or "HRP") will be determined by summing HRB and HRP for each Dispatch Period "D" of each Billing Month. Any HRB shall be paid by Williams to Seller. Any HRP shall be paid by Seller to Williams.

                  [*]

         The HRB or HRP will be calculated as the sum of the benefit or penalty for each Dispatch Period "D" of Billing Month "M":

                  HRB(M) = [*]

                  HRP(M) = [*]

         where

                  NEEG(D) = [*]

                  SF(D) = [*]

                          [*]

                          [*]



                                      1-7

                  HRT(D) = [*]

IV.      AVAILABILITY ADJUSTMENTS

         A.       CALCULATION OF EQUIVALENT AVAILABILITY FACTOR

                  1.       PERIOD AVAILABILITY

                  An Equivalent Availability Factor ("EAF") for the Facility will be calculated for each Period "p," including the Summer Peak Period, the Winter Peak Period, the Rolling Twelve Month Period and the Non-Peak Period as follows:

                                    [*]

                           where

                                    FAM(p) = [*]

                                    [*]

                                    sum(p) AC(H) = [*]



                                      1-8

                                    [*]

                                    TAFC(p) = [*]

                                    [*]

                                    PMH(p) = [*]

                                    EASOH(p) = [*]

                                    Hours(p) = [*]

                  2.       MONTHLY AVAILABILITY

                  An Equivalent Availability Factor for the Facility will be calculated for each Billing Month "EAF(M)" in a manner similar to that as described in Section IV.A.1, herein, with the various components of the of the formulas measured for Billing Month "M" rather than Period "p."



                                      1-9

         B.       PERIOD AVAILABILITY ADJUSTMENT

                  Following the Commercial Operation Date, a Period Availability Adjustment ("PAA") will be calculated for each Summer Peak Period, Winter Peak Period, and Non-Peak Period when the Equivalent Availability Factor for the corresponding Period equals or exceeds [*]. The calculation of PAA is to be made and payment, if any, is to be given to Seller in the first Billing Month after the end of the Period. The Period Availability Adjustment will be based on the product of the Benefit Factors ("BF(p)") and the Availability Benefit ("AB(A)") associated with all available hours during Period "p."

                  [*]

                           [*]

                  where, for the Equivalent Availability Factor for a Period, the Benefit Factor is:

[*]





                                      1-10
                  where,

                           AB(A) = [*]

                           [*]

                  where,

                           Electric Index(A) = [*]

                           Gas Price(A) = [*]

                           HRT(A) = [*]

                           VOM(A) = [*]

                           TAFC(A) = [*]

                                    [*]

                           TAFC(p) = [*]

                                    [*]

         C.       PERIOD AVAILABILITY CREDIT

                  Following the Commercial Operation Date, a Period Availability Credit ("PAC") will be calculated for each Summer Peak Period, Winter Peak Period and a Non-Peak Period. The Period Availability Credit will be the product of (i) the Period Factors ("PF") for either the Summer Peak Period, Winter Peak Period or the Non-Peak Period and (2) the Fuel Conversion Option Demand Payments ("FCODP"):



                                      1-11

                                    [*]

                           where,

                                    FCODP(p) = [*]

                                    [*]


                                            [*]

                                            [*]

                                            [*]

                                    The PF(p) for the Summer Peak Period or the
                                    Winter Peak Period in Contract Years 2 - 20 based on the applicable EAF(p) =


                                            [*]

                                            [*]

                                            [*]

                                            [*]

                                    The PF(p) for the Non-Peak Period in
                                    Contract Years 2 - 20 based on the
                                    applicable EAF(p) =


                                            [*]



                                      1-12



                                        [*]

                                        [*]

                                        [*]

                  The calculation of PAC(p) is to be made and credit, if any, is to be given to Williams in the first Billing Month after the end of a Period.

V.       NON-DISPATCH PAYMENTS

                  [*]

                  [*]

                  "Replacement Price"

                  [*]



                                      1-13

                                   APPENDIX 2

                            CONFIDENTIALITY AGREEMENT

         THIS CONFIDENTIALITY AGREEMENT (this AGREEMENT"), dated as of ____________ 1999, by and between AES Red Oak, L.L.C., a Delaware limited liability company ("SELLER"), and Williams Energy Marketing & Trading Company, a corporation organized and existing under the laws of the State of Delaware ("WILLIAMS"), (Seller and Williams hereinafter referred to individually as a "Party" and collectively as the "Parties").

                                    RECITALS

         WHEREAS, the Parties are entering into a Fuel Conversion Services, Capacity and Ancillary Services Purchase Agreement (the "Fuel Conversion Services Agreement"), dated as of the date hereof, pursuant to which Williams will deliver fuel to Seller's electric generating facility (the "FACILITY") and Seller will sell and Williams will purchase capacity, ancillary services and fuel conversion services from the Facility.

         WHEREAS, the Parties agree that, subject to the provisions of this Agreement, the Fuel Conversion Services Agreement is to be kept confidential.

         WHEREAS, the Parties understand that, during the course of the administration and performance of the Fuel Conversion Services Agreement, they may wish to exchange information related to the Fuel Conversion Services Agreement that the Party providing the information desires to keep confidential.

         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth below, the Parties hereto, intending to be legally bound, hereby covenant, promise and agree as follows:

         1. CONFIDENTIAL MATERIALS. When a Party deems information that it provides to the other Party to be confidential, the Party providing such information shall mark the information in a manner to indicate that it is considered to be confidential or, if the information is provided orally, the Party providing the information shall clearly identify the information as being confidential at the time it is provided and promptly confirm to the other Party in writing that such oral information is confidential (all such information that has been so marked or identified as confidential, including the Fuel Conversion Services Agreement, being "CONFIDENTIAL MATERIAL").

         Except as set forth in Section 4 below, each Party and its Representatives (as hereinafter defined) agree to treat confidentially any Confidential material provided to it by the other Party, together with all notes, analyses, compilations or studies prepared by such Party or its Representatives that contain or otherwise reflect such Confidential Material. For purposes of this Agreement, "REPRESENTATIVES" shall mean a Party's, or its



                                      2-1

Affiliates' (as such term is defined in the Fuel Conversion Services Agreement) directors, officers, employees, and outside counsel, accountants and lenders. Each Party and its Representatives shall protect the Confidential Material against disclosure using the same degree of care, but no less than a reasonable degree of care, as it would use to protect its own confidential information of a like nature.

         2. EXCLUDED MATERIALS. The term Confidential Material shall not include information of the disclosing Party which (i) at the time of disclosure is generally available to the public other than as a result of a disclosure by the receiving Party or its Representatives, (ii) was available to the receiving Party on a non-confidential basis prior to its receipt from the disclosing Party, (iii) has become available to the receiving Party on a non-confidential basis from a source other than the disclosing party or its Representatives, but only if such source is, to the best of the receiving Party's knowledge, lawfully entitled to make such disclosure and is not bound by a confidentiality agreement with such disclosing Party, or (iv) which has been independently developed by the receiving Party or its Representatives without violation of this Agreement.

         3. DISCLOSURE TO REPRESENTATIVES. Each Party may disclose the Confidential Material to those of its Representatives who require such material for the purpose of administering or performing the Fuel Conversion Services Agreement or developing, constructing, financing or operating the Facility, provided that, except as set forth in Section 4 below, such Representatives agree to be bound by the terms of this Agreement. Each Party agrees that the Confidential Material will be kept confidential by it and, except as set forth in Section 4 below, its Representatives and, except with the specific prior written consent of an officer of the other Party, will not be disclosed by it or its Representatives except as permitted hereby. In any event, each Party shall be responsible for any breach of this Agreement by it or by any of its Representatives, and each Party shall, at its sole expense, take all reasonable measures to restrain its Representatives from prohibited or unauthorized disclosure or use of the Confidential Material.

         4. CONFIDENTIAL TREATMENT OF FUEL CONVERSION SERVICES AGREEMENT. Notwithstanding any other provision of this Agreement, Seller shall be permitted to (a) include a summary of the material terms of the Fuel Conversion Services Agreement in offering documents provided to potential purchasers and purchasers of the Project's debt (collectively, "OFFEREES") pursuant to Rule 144A under the Securities Act of 1933, as amended (together with any similar rule or regulation, "RULE 144A"), and (b) make available to such Offerees for their review copies of the Fuel Conversion Services Agreement and provide to such Offerees, upon request, copies of the Fuel Conversion Services Agreement; PROVIDED, HOWEVER, that prior to the distribution of the summary referred to in clause (a) above to any Rating Agency (as such term is defined in the Fuel Conversion Services Agreement) or any Offeree, Seller shall (i) provide Williams a copy thereof and Williams shall have a reasonable period of time to review and provide comments thereon to Seller, (ii) give due consideration to such comments in finalizing the summary in light of Williams' interest in protecting its proprietary information and in



                                      2-2
light of Seller's disclosure obligations under applicable securities laws, and
(iii) together with Williams, attempt in good faith to resolve any disagreements concerning information to be included in such summary, and PROVIDED, FURTHER, that Seller shall use its commercially reasonable efforts to have such Offerees execute confidentiality agreements with respect to the Fuel Conversion Services Agreement and shall not provide the Fuel Conversion Services Agreement to any Offeree if such Offeree or any of its Affiliates (as such term is defined in the Fuel Conversion Services Agreement) is a Federal Energy Regulatory Commission ("FERC") authorized power marketer or has applied for such authorization. Williams also recognizes that in the event that Seller files a registration statement with the Securities and Exchange Commission ("SEC") in respect of any debt offering, it will be required to submit a copy of the Fuel Conversion Services Agreement to the SEC. Seller shall use its commercially reasonable efforts to obtain confidential treatment of the Fuel Conversion Services Agreement by the SEC, in the event it is filed with the SEC, in accordance with SEC rules. In the event that Seller is required to file a copy of the Fuel Conversion Services Agreement with FERC, Seller shall use its commercially reasonable efforts to seek confidential treatment by FERC, in accordance with FERC's rules, of those portions of the Fuel Conversion Services Agreement for which Williams requests such confidential treatment.

         5. DEFENSE OF CONFIDENTIALITY. In the event that a Party or any of its Representatives is requested or required in any legal proceeding (deposition, interrogatory, request for documents, subpoena, civil investigation demand or similar process) to disclose any of the Confidential Material, it is agreed that such Party will provide the other Party with prompt notice of such request(s) so that the other Party may seek an appropriate protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or a waiver is not granted hereunder, only that portion of the Confidential Material which, in the written opinion of counsel for the disclosing Party, is legally compelled to be disclosed shall be disclosed without liability hereunder and such Party will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential material so furnished.

         6. RETURN OF CONFIDENTIAL MATERIALS. Upon the written request of a Party, the other Party and its Representatives will promptly deliver to the requesting Party all Confidential Material (other than the Fuel Conversion Services Agreement) received from that Party in written and/or tangible form, including copies, reproductions or written materials containing confidential Material. In the event of such request, all other notes, analyses, compilations or studies constituting Confidential Material in the possession of the other Party or its Representatives will be destroyed, with any such destruction certified by in writing; provided that a Party shall be entitled to retain one
(1) copy of all Confidential Material, subject to the confidentiality requirements of this Agreement and under the control of the office of the General Counsel of such Party.

         7. INDEMNITY. Each Party hereby agrees to indemnify and hold harmless the other Party from any damage, loss, cost or liability (including reasonable legal fees



                                      2-3
and the cost of enforcing this indemnity) arising out of or resulting from any use or disclosure by a Party or its Representatives of the Confidential Material not authorized under this Agreement. The Parties acknowledge the representations of the other Party that the Confidential Material is of a special, unique, unusual and extraordinary character and agree that money damages would be an insufficient remedy for any breach of this Agreement and that any such breach would cause irreparable harm. Accordingly, the Parties also agree that in the event of any breach or threatened breach of this Agreement, the injured Party, in addition to any other remedies it may have at law or in equity, shall be entitled, without the requirement of posting a bond or any other security, to equitable relief, including injunctive relief and specific performance against the other Party or its Representatives.

         8. NO WAIVER. It is understood and agreed that no failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

         9. EFFECTIVE DATE AND TERM. This Agreement shall be effective as of the date first written above, and shall remain in effect for a period of [*] after the expiration, termination or cancellation of the Fuel Conversion Services Agreement.

         10. SEVERABILITY. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatsoever.

         11. AMENDMENT. The terms and conditions set forth in this Agreement may be modified or waived only by a written instrument executed by a duly authorized officer of each of the Parties hereto. In addition, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

         12. NOTICES. Any notice, request, consent, waiver or other communication required or permitted hereunder shall be effective only if it is in writing and personally delivered or sent by certified or registered mail, postage prepaid, or by nationally recognized overnight courier, addressed as set forth below:

         If to Williams:

                  Williams Energy Marketing & Trading Company
                  One Williams Center
                  Tulsa, OK 74172
                  Attention:  Contract Management
                  Facsimile:  918-594-1935

         If to Seller:



                                      2-4

                  AES Red Oak, L.L.C.
                  1001 North 19th Street
                  Arlington, VA 22209
                  Attention:  General Counsel
                  Telephone:  (703) 522-1315
                  Facsimile:  (703) 528-4510

or to such other person or address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or communication shall be deemed to have been given as of the date received by the recipient thereof.

         13. GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to any conflict of laws provisions of such laws.

         14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Parties with respect to the matters contained herein and all prior agreements of the Parties with respect to the matters contained herein are superseded.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

                                        AES RED OAK, L.L.C.

                                        By: /s/ Charles Falter
                                           ---------------------------------
                                        Name:  Charles Falter
                                        Title: Vice President



                                        WILLIAMS ENERGY MARKETING & TRADING
                                        COMPANY



                                        By: /s/ Philip J. Scalzo
                                           ----------------------------------
                                        Name:  Philip J. Scalzo
                                        Title: Vice President



                                      2-5

                                                                      APPENDIX 3


                     FUEL CONVERSION SERVICES, CAPACITY AND
                      ANCILLARY SERVICES PURCHASE AGREEMENT



                    EXEMPT WHOLESALE GENERATOR CERTIFICATION



                 [To be provided by Seller as soon as reasonably
                      practicable after the Execution Date
            but in no event later than the Commercial Operation Date]

                                                                   APPENDIX 4.A.

                     FUEL CONVERSION SERVICES, CAPACITY AND
                      ANCILLARY SERVICES PURCHASE AGREEMENT



                         PRELIMINARY SINGLE-LINE DIAGRAM
                       SHOWING NATURAL GAS DELIVERY POINTS



                [To be provided by Williams as soon as reasonably
                      practicable after the Execution Date
            but in no event later than the Commercial Operation Date]

                                                                   APPENDIX 4.B.




                     FUEL CONVERSION SERVICES, CAPACITY AND
                      ANCILLARY SERVICES PURCHASE AGREEMENT



                         PRELIMINARY SINGLE-LINE DIAGRAM
                            SHOWING ELECTRIC DELIVERY



                      [To be supplied after Execution Date]

                                   APPENDIX 5

                                   GUARANTY BY
                               THE AES CORPORATION

         GUARANTY (this "GUARANTY"), dated as of [            ], by The AES
Corporation, a Delaware corporation (the "GUARANTOR"), in favor of Williams Energy Marketing & Trading Company, a Delaware corporation ("GUARANTEED PARTY"), pursuant to Section 18.2 of that certain Fuel Conversion Services,
Capacity and Ancillary Services Agreement, dated as of [            ], by and
between Guaranteed Party and AES Red Oak, L.L.C., a Delaware limited liability company (the "COMPANY"), as modified or supplemented from time to time (the "AGREEMENT").

                                    RECITALS

         WHEREAS, Guaranteed Party has agreed to enter into the Agreement in reliance upon the Guarantor's agreement, pursuant to the terms and conditions set forth below, to provide this Guaranty to Guaranteed Party; and

         WHEREAS, Guarantor is willing to provide this Guaranty to Guaranteed Party, on the terms and conditions set forth below, as an inducement to Guaranteed Party to enter into the Agreement with the Company.

         NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the Guarantor agrees as follows:

         1. OBLIGATIONS OF GUARANTOR. Subject to the Guaranty Cap set forth in
Section 2 of this Guaranty, the Guarantor unconditionally and irrevocably guaranties, as primary obligor and not merely as surety, to and for the benefit of Guaranteed Party, prompt and complete payment of all damage amounts due and payable to Guaranteed Party by the Company under and pursuant to Section 18.1 of the Agreement, together with any and all reasonable expenses (including reasonable attorneys' fees and expenses) incurred by Guaranteed Party in enforcing this Guaranty, (collectively, the "OBLIGATIONS"). Subject to the Guaranty Cap set forth in Section 2 of this Guaranty, the Guarantor agrees, that upon the failure of the Company to pay any of the Obligations when they become due, the Guarantor will pay, or cause to be paid, to Guaranteed Party any and all such unpaid Obligations.

         2. MAXIMUM GUARANTEED AMOUNT. The aggregate liability of the Guarantor under this Guaranty and Guaranteed Party's right to recovery hereunder is limited to a total aggregate amount of [*] (the "GUARANTY CAP").



                                      5-1

         3. NATURE OF OBLIGATIONS. The Guarantor guaranties that the Obligations shall be paid strictly in accordance with the terms of the Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Guaranteed Party with respect thereto. The duties of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions. Guaranteed Party shall not be obligated to file any claim relating to the obligations if the Company becomes subject to a bankruptcy, reorganization or similar proceeding and neither the failure of Guaranteed Party to so file, nor the existence of any such proceeding, shall affect the Guarantor's obligations hereunder. The liability of the Guarantor under this Guaranty as specified in Section 1 of this Guaranty shall, to the fullest extent permitted by law, be absolute and unconditional irrespective of:

                  (i) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Agreement, including, without limitation, any increase in the Obligations; provided, however, no action taken pursuant to this Section 3(i) shall be construed to extend the term of this Guaranty or increase the amount of the Guaranty Cap;

                  (ii) any manner of sale or other disposition of assets of the Company or any of its Affiliates (as such term is defined in the Agreement); or

                  (iii) any change, restructuring or termination of the structure or existence of the Company or any of its Affiliates.

         The Guarantor shall not contest the amount, Guaranteed Party's right to collect, or Guaranteed Party's collection of, the Obligations (as they may be revised from time to time as provided for herein) in any future proceeding including, without limitation, civil, criminal, regulatory, administrative, judicial, equitable, or appellate, on the basis that the Obligations constitute a penalty, are or will result in a forfeiture, or are otherwise unlawful; provided, however that, notwithstanding anything to the contrary contained herein, the Guarantor may assert that Guaranteed Party's actual damages are less than the Obligations, contest liability or assert any other claim or defense that the Company could assert, except as expressly limited herein, so long as the Guarantor does not duplicate or reassert any claims or initiate any proceedings that were resolved or concluded previously by the Company.

         The Guarantor agrees that the obligations of the Guarantor set forth in this Guaranty shall be direct obligations of the Guarantor, and such obligations shall be absolute and unconditional and shall not be subject to any counterclaim, set-off,



                                      5-2
deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by the Guarantor with its obligations hereunder) based upon any claim the Guarantor or any other Person (as such term is defined in the Agreement) may have against Guaranteed Party or the Company. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

         4. WAIVER. The Guarantor hereby waives demand, promptness, diligence, presentment, notice of acceptance, notice of protest for non-payment and any other notice or similar action with respect to any of the Obligations and this Guaranty and any requirement that Guaranteed Party exhaust any right or take any action against the Company or any other Person.

         5. SUBROGATION. The Guarantor shall not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all Obligations and all other amounts payable under this Guaranty shall have been paid in full to Guaranteed Party. If any amount shall be paid to the Guarantor on account of any subrogation rights at any time prior to the payment in full of the Obligations and all other amounts payable under this Guaranty, such amount(s) shall be paid immediately to Guaranteed Party to be credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms hereof and the Agreement. Upon full payment of the Obligations and all other amounts payable under this Guaranty, Guarantor shall be subrogated to the rights of Guaranteed Party, and Guaranteed Party shall take all such reasonable actions, at the Guarantor's sole expense, as Guarantor shall reasonably request to effect such subrogation rights.

         6. CERTAIN RIGHTS AND POWERS OF GUARANTEED PARTY. Guaranteed Party shall have all of the rights and remedies available under applicable law and may proceed by appropriate court action to enforce the terms hereof and to recover damages for the breach hereof. Each and every remedy of Guaranteed Party shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy now or hereafter existing at law or in equity. At the option of Guaranteed Party and upon notice to the Guarantor, the Guarantor may be joined in any action or proceeding commenced by Guaranteed Party against the Company in respect of any Obligation, and recovery may be had against the Guarantor in such action or proceeding or in any independent action or proceeding against the Guarantor, without any requirement that Guaranteed Party first assert, prosecute or exhaust any remedy or claim against the Company.

         7. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants to Guaranteed Party as follows:



                                      5-3

         (a) ORGANIZATION AND GOOD STANDING. The guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each jurisdiction in which it currently conducts its business. The Guarantor has all requisite corporate power and authority to carry on its business as it is now conducted and as contemplated by this Guaranty, and to enter into and perform its obligations hereunder.

         (b) DUE AUTHORIZATION; NO CONFLICTS. The execution, delivery and performance by the Guarantor of the Guaranty has been duly and effectively authorized by all necessary corporate action of the Guarantor. No other corporate proceedings are necessary to authorize the execution and delivery by the Guarantor of this Guaranty; and this Guaranty is the valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect that affect creditors' rights generally or by general principles of equity. Neither the execution and delivery of this Guaranty nor compliance by the Guarantor with any of the provisions hereof will
(i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien upon any of the properties or assets of the Guarantor under any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of the Guarantor in effect on the date of this Guaranty (hereinafter, the "EFFECTIVE DATE") or any agreement or other instrument or obligation to which the Guarantor is a party at the Effective Date, or by which the Guarantor or any of its properties or assets or may be bound or affected as of the Effective Date, or
(ii) violate any order, writ, injunction decree, arbitration award, statute, rule or regulation applicable at the Effective Date to the Guarantor or any of its properties or assets.

         (c) NO CONSENT REQUIRED. No permit, authorization, consent, approval, waiver, exception, variance, ruling, order decree, exemption, filing, recording, registration, notice or declaration (collectively, "Governmental Approval"), is required or to be made on the Guarantor's behalf with any federal, state, county, municipal, regional, local, territorial or other governmental department, regulatory body, commission, board, bureau, agency, taxing authority or other instrumentality (collectively, "GOVERNMENTAL AUTHORITY") to authorize the execution and delivery of this Guaranty or the taking of any future action contemplated hereby, except for those Governmental Approvals (i) which have already been obtained or (ii) the failure of which to obtain would not have an adverse effect on the ability of the Guarantor to perform and satisfy its obligations hereunder.

         (d) NO DEFAULT UNDER OTHER AGREEMENTS. The guarantor is not in default, and no condition exists that with notice or lapse of time or both would constitute a default, under any mortgage, deed of trust, indenture or other instrument or agreement to which it is a party or by which it or any of its properties or assets may be bound, that would have a material adverse effect on the Guarantor's ability to perform under this Guaranty; and the Guarantor is not in violation of any federal, state, or local rules, ordinances, judgments,



                                      5-4
decrees, injunctions, writs, interpretations, licenses and permits or orders of any court, arbitrator (collectively, "REQUIREMENTS OF LAW"), or Governmental Authority that could have a material adverse effect on the Guarantor's ability to perform under this Guaranty.

         (e) LITIGATION. There is no litigation, proceeding, arbitration or government investigation pending or, so far as known to the Guarantor, threatened with respect to or otherwise relating to the Guarantor which if adversely determined could, in any one case or in the aggregate, have a material adverse effect on the ability of the Guarantor to comply with its obligations under this Guaranty.

         (f) COMPLIANCE WITH LAW. (i) The Guarantor has complied in all material respects with all Requirements of Law relating to this Guaranty, the Guarantor has received no written notice to the effect that, or otherwise been advised in writing that, it is not in compliance with any requirement of law or governmental approval relating to this Guaranty, and the Guarantor has no reason to believe that any currently existing circumstances are likely to result in violations by the Guarantor of any such requirement of law which could in any one case or in the aggregate, have a material adverse effect on the ability of the Guarantor to perform under this Guaranty; and (ii) to the best of the knowledge of the Guarantor, there is not now pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to any existing requirement of law or governmental approval with respect to such matters which, if adopted, would have a material adverse effect on the ability of the Guarantor to comply with its obligations under the Guaranty.

         8. COVENANTS. The Guarantor covenants and agrees that, so long as any part of the Obligations shall remain unpaid, the Guarantor shall:

         (a) PERFORMANCE AND COMPLIANCE WITH OTHER AGREEMENTS. Perform and comply with each of the material provisions of each material indenture, credit agreement, contract or other agreement by which the Guarantor is bound, non-performance or non-compliance with which would have a material adverse effect on its ability to perform its obligations hereunder, except material contracts or other agreements being contested in good faith.

         (b) PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain its corporate existence and preserve its material rights, franchises and privileges to conduct its business substantially as conducted on the date hereof.

         (c) COMPLIANCE WITH LAWS, ETC. Comply with all Requirements of Law and Governmental Approvals, non-compliance with which would have a material adverse effect on its ability to perform its obligations herein, except laws, rules, regulations and orders being contested in good faith.



                                      5-5

         (d) NOTICE OF BREACH. Provide, as soon as possible and in any event within three (3) business days after the occurrence of any default or breach of the obligations applicable to the Guarantor hereunder, a statement of the Chief Financial Officer or Vice-President and Treasurer of the guarantor setting forth details of the circumstances leading to such breach or default hereof and the action which the Guarantor proposes to take with respect thereto.

         (e) MERGERS, ETC. Not merge with any person, corporation, partnership, or other entity unless: (i) the surviving and resulting entity agrees in writing to be bound hereby to the same extent as the Guarantor, and (ii) immediately after giving effect thereto, no event of default or breach of this Guaranty shall have occurred and be continuing.

         9. NO WAIVER. No failure on the part of Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         10. CONTINUING GUARANTY. This guaranty is a continuing guaranty and shall (i) remain in full force and effect until the payment in full of all amounts payable under this Guaranty, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, Guaranteed Party and its successors, transferees and assigns.

         11. WAIVER OF NOTICES. The Guarantor hereby unconditionally and irrevocably waives all notices to and demands upon Red Oak or the Guarantor and all other formalities, the omission of any of which or delay in performance of which, might, but for the provisions of this paragraph, by rule of law, under equitable principles or otherwise, constitute grounds for relieving or discharging the Guarantor in whole or in part from its obligations hereunder.

         12. NO CONSEQUENTIAL DAMAGES. Neither Party shall be liable to the other under this Guaranty or otherwise for any exemplary, consequential, special, or punitive losses or damages that may be incurred by either Party as a result of their execution of and performance under this Guaranty.

         13. FURTHER ASSURANCES. The Guarantor, at its sole cost and expense, shall cause to be promptly and duly taken, executed, acknowledged and delivered, such further documents and instruments as Guaranteed Party may from time to time reasonably request in order to carry-out more effectively the intent and purposes of this Guaranty.

         14. SEVERABILITY. If any provision of this Guaranty shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any



                                      5-6
other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatsoever.

         15. COUNTERPARTS; EFFECTIVENESS. This guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The Effective Date of this Guaranty for all purposes shall be the date on which a Notice to Proceed is provided to AES Red Oak L.L.C. in accordance with the Agreement.

         16. AMENDMENT; WAIVER; REQUIREMENT OF WRITING. This Guaranty cannot be amended, changed, modified, released or discharged except by a writing signed by the party against whom enforcement of the amendment, change, modification or waiver is sought.

         17. ADDRESS FOR NOTICES. Any notice, request, consent, waiver or other communication required or permitted hereunder shall be effective only if it is in writing and personally delivered or sent by certified or registered mail, postage prepaid, or by nationally recognized overnight courier, addressed as set forth below:

         If to Guaranteed Party:

                  Williams Energy Marketing and Trading Company
                  One Williams Center
                  Tulsa, OK 74172
                  Attention:  Credit
                  Telephone:  (918) 573-3792
                  Facsimile:  (918) 573-8881

         If to Guarantor:

                  The AES Corporation
                  1001 North 19th Street
                  Arlington, VA 22209
                  Attention:  General Counsel
                  Telephone:  (703) 522-1315
                  Facsimile:  (703) 528-4510

or to such other person or address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or communication shall be deemed to have been given as of the date received by the recipient thereof.

         18. GOVERNING LAW. This Guaranty shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws provisions of such laws.



                                      5-7

         19. SUBMISSION TO JURISDICTION. Each of Guaranteed Party and the Guarantor hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Guaranty, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of the Southern District of New York, and appellate courts with jurisdiction over any appeals therefrom;

         (b) consents and agrees that any such action or proceeding may be brought in and only in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 17 of this Guaranty, or at such other address of which the other party shall have been notified pursuant thereto; and

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

         20. ASSIGNMENT; TERMINATION. This Guaranty may be assigned by the Guarantor only with the prior written consent of Guaranteed Party, which consent shall not be unreasonably withheld. Guaranteed Party may assign this Guaranty only as permitted under the Agreement with respect to assignments by Guaranteed Party of its rights thereunder. This Guaranty shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. this Guaranty shall terminate, and Guarantor shall have no further liability or obligations hereunder on the earlier of, [*].

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



                                      5-8

         IN WITNESS WHEREOF, the Guarantor and Guaranteed Party have each caused this Guaranty to be executed on its behalf by its duly authorized office as of the date shown above.


                                      THE AES CORPORATION
                                      as Guarantor




                                      By:
                                         --------------------------------------
                                      Name:
                                      Title:



                                      ACCEPTED AND ACKNOWLEDGED:

                                      WILLIAMS ENERGY MARKETING &
                                      TRADING COMPANY



                                      By:
                                         --------------------------------------
                                      Name:
                                      Title:



                                      5-9

                                   APPENDIX 6

                                   GUARANTY BY
                          THE WILLIAMS COMPANIES, INC.

         GUARANTY (this "GUARANTY"), dated as of [ ], by The Williams Companies, Inc., a Delaware corporation (the "GUARANTOR"), in favor of AES Red Oak, L.L.C., a Delaware limited liability company ("GUARANTEED PARTY"), pursuant to Section
18.3 of that certain Fuel Conversion Services, Capacity and Ancillary Services Agreement, dated as of [ ], by and between Guaranteed Party and Williams Energy Marketing & Trading Company, a Delaware corporation and a subsidiary of Guarantor (the "COMPANY"), as modified or supplemented from time to time (the "AGREEMENT").

                                    RECITALS

         WHEREAS, Guaranteed Party has agreed to enter into the Agreement in reliance upon the Guarantor's agreement, pursuant to the terms and conditions set forth below, to provide this Guaranty to Guaranteed Party; and

         WHEREAS, Guarantor is willing to provide this Guaranty to Guaranteed Party, on the terms and conditions set forth below, as an inducement to Guaranteed Party to enter into the Agreement with the Company.

         NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the Guarantor agrees as follows:

         1. OBLIGATIONS OF GUARANTOR. Subject to the Guaranty Cap set forth in
Section 2 of this Guaranty, the Guarantor unconditionally and irrevocably guaranties, as primary obligor and not merely as surety, to and for the benefit of Guaranteed Party, the prompt payment and performance when due of all present and future obligations (i) of the Company to make Fixed Payments pursuant to, and as such term is defined in, the Agreement and (ii) to pay damages arising under the Agreement in respect of the Company's obligation to make Total Fixed Payments under the Agreement (including damages related to the loss of the Company's Total Fixed Payments arising from any breach by the Company of the Agreement or a termination of the Agreement for cause by Guaranteed Party) together with any and all reasonable expenses (including reasonable attorneys' fees and expenses) incurred by Guaranteed Party in enforcing this Guaranty (the obligations referred to in clauses (i) and (ii) collectively and individually, the "OBLIGATIONS"). Subject to the Guaranty Cap set forth in Section 2 of this Guaranty, the Guarantor agrees, that upon the failure of the Company to pay any of the Obligations when they become due, the Guarantor will pay, or cause to be paid, to Guaranteed Party any and all such unpaid Obligations.



                                      6-1

         2.       Maximum Guaranteed Amount.

         (a) The aggregate liability of the Guarantor under this Guaranty and Guaranteed Party's right of recovery hereunder is limited to a total aggregate amount of [*], as reduced from time to time as provided for in the following paragraph (the "GUARANTY CAP").

         (b) [*]

         3. NATURE OF OBLIGATIONS. The Guarantor guaranties that the Obligations shall be paid strictly in accordance with the terms of the Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Guaranteed Party with respect thereto. The duties of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce the Guaranty, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions. Guaranteed Party shall not be obligated to file any claim relating to the Obligations if the Company becomes subject to a bankruptcy, reorganization or similar proceeding and neither the failure of Guaranteed Party to so file, nor the existence of any such proceeding, shall affect the Guarantor's obligations hereunder. The liability of the Guarantor under this Guaranty as specified in Section 1 of this Guaranty shall, to the fullest extent permitted by law, be absolute and unconditional irrespective of:

                  (i) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Agreement, including, without limitation, any increase in the Obligations; provided, however, no action taken pursuant to this Section 3(i) shall be construed to extend the term of this Guaranty or increase the amount of the Guaranty Cap;

                  (ii) any manner of sale or other disposition of assets of the Company or any of its Affiliates (as such term is defined in the Agreement); or



                                      6-2

                  (iii) any change, restructuring or termination of the structure or existence of the Company or any of its Affiliates.

         The Guarantor shall not contest the amount, Guaranteed Party's right to collect, or Guaranteed Party's collection of, the Obligations (as they may be revised from time to time as provided for herein) in any future proceeding including, without limitation, civil, criminal, regulatory, administrative, judicial, equitable, or appellate, on the basis that the Obligations constitute a penalty, are or will result in a forfeiture, or are otherwise unlawful; provided, however, that, notwithstanding anything to the contrary contained herein, the Guarantor may assert that Guaranteed Party's actual damages are less than the Obligations, contest liability or assert any other claim or defense that the Company could assert, except as expressly limited herein, so long as the Guarantor does not duplicate or reassert any claims or initiate any proceedings that were resolved or concluded previously by the Company.

         The guarantor agrees that the obligations of the Guarantor set forth in this Guaranty shall be direct obligations of the Guarantor, and such obligations shall be absolute and unconditional and shall not be subject to any counterclaim, set-of, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by the Guarantor with its obligations hereunder) based upon any claim the Guarantor or any other Person (as such term is defined in the Agreement) may have against Guaranteed Party or the Company. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

         4. WAIVER. The Guarantor hereby waives demand, promptness, diligence, presentment, notice of acceptance, notice of protest for non-payment and any other notice or similar action with respect to any of the Obligations and this Guaranty and any requirement that Guaranteed Party exhaust any right or take any action against the Company or any other Person.

         5. SUBROGATION. The Guarantor shall not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all Obligations and all other amounts payable under this Guaranty shall have been paid in full to Guaranteed Party. If any amount shall be paid to the Guarantor on account of any subrogation rights at any time prior to the payment in full of the Obligations and all other amounts payable under this Guaranty, such amount(s) shall be paid immediately to Guaranteed Party to be credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms hereof and the Agreement. Upon full payment of the Obligations and all other amounts payable under this Guaranty, Guarantor shall be subrogated to the rights of Guaranteed Party, and Guaranteed Party shall take all such reasonable actions, at the Guarantor's sole expense, as Guarantor shall reasonably request to effect such subrogation rights.

         6. CERTAIN RIGHTS AND POWERS OF GUARANTEED PARTY. Guaranteed Party shall have all of the rights and remedies available under applicable law and may proceed by appropriate court



                                      6-3
action to enforce the terms hereof and to recover damages for the breach hereof. Each and every remedy of Guaranteed Party shall, to the extend permitted by law, be cumulative and shall be in addition to any other remedy now or hereafter existing at law or in equity. At the option of guaranteed Party and upon notice to the Guarantor, the Guarantor may be joined in any action or proceeding commenced by Guaranteed Party against the Company in respect of any Obligation, and recovery may be had against the Guarantor in such action or proceeding or in any independent action or proceeding against the Guarantor, without any requirement that Guaranteed Party first assert, prosecute or exhaust any remedy or claim against the Company.

         7. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants to Guaranteed Party as follows:

         (a) ORGANIZATION AND GOOD STANDING. The guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each jurisdiction in which it currently conducts its business. The Guarantor has all requisite corporate power and authority to carry on its business as it is now conducted and as contemplated by this Guaranty, and to enter into and perform its obligations hereunder.

         (b) DUE AUTHORIZATION; NO CONFLICTS. The execution, delivery and performance by the Guarantor of the Guaranty has been duly and effectively authorized by all necessary corporate action of the Guarantor. No other corporate proceedings are necessary to authorize the execution and delivery by the Guarantor of this Guaranty; and this Guaranty is the valid and binding obligation of Guarantor, enforceable in accordance with its items, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect that affect creditors' rights generally or by general principles of equity. Neither the execution and delivery of this Guaranty nor compliance by the Guarantor with any of the provisions hereof will
(i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien upon any of the properties or assets of the Guarantor under any of the terms, conditions or provisions of, the Certificate of Incorporation or By-Laws of the Guarantor in effect on the date of this Guaranty (hereinafter, the "Effective Date") or any agreement or other instrument or obligation to which the Guarantor is a party at the Effective Date, or by which the Guarantor or any of its properties or assets or may be bound or affected as of the Effective Date, or
(ii) violate any order, writ, injunction decree, arbitration award, statute, rule or regulation applicable at the Effective Date to the Guarantor or any of its properties or assets.

         (c) NO CONSENT REQUIRED. No permit, authorization, consent, approval, waiver, exception, variance, ruling, order decree, exemption, filing, recording, registration, notice or declaration (collectively, "GOVERNMENTAL APPROVAL"), is required or to be made on the Guarantor's behalf with any federal, state, county, municipal, regional, local, territorial or other governmental department, regulatory body, commission, board, bureau, agency, taxing authority or other instrumentality (collectively, "GOVERNMENTAL AUTHORITY") to authorize the execution and delivery of this Guaranty or the taking of any future action contemplated hereby, except for those



                                      6-4

Governmental Approvals (i) which have already been obtained or (ii) the failure of which to obtain would not have an adverse effect on the ability of the Guarantor to perform and satisfy its obligations hereunder.

         (d) NO DEFAULT UNDER OTHER AGREEMENTS. The Guarantor is not in default, and no condition exists that with notice or lapse of time or both would constitute a default, under any mortgage, deed of trust, indenture or other instrument or agreement to which it is a party or by which it or any of its properties or assets may be bound, that would have a material adverse effect on the Guarantor's ability to perform under this Guaranty; and the Guarantor is not in violation of any federal, state, or local rules, ordinances, judgments, decrees, injunctions, writs, interpretations, licenses and permits or orders of any court, arbitrator (collectively, "REQUIREMENTS OF LAW"), or Governmental Authority that could have a material adverse effect on the Guarantor's ability to perform under this Guaranty.

         (e) LITIGATION. There is no litigation, proceeding, arbitration or government investigation pending or, so far as known to the Guarantor, threatened with respect to or otherwise relating to the Guarantor which if adversely determined could, in any one case or in the aggregate, have a material adverse effect on the ability of the Guarantor to comply with its obligations under this Guaranty.

         (f) COMPLIANCE WITH LAW. (i) The Guarantor has complied in all material respects with all Requirements of Law relating to this Guaranty, the Guarantor has received no written notice to the effect that, or otherwise been advised in writing that, it is not in compliance with any requirement of law or governmental approval relating to this Guaranty, and the Guarantor has no reason to believe that any currently existing circumstances are likely to result in violations by the Guarantor of any such requirement of law which could in any one case or in the aggregate, have a material adverse effect on the ability of the Guaranty to perform under this Guaranty; and (ii) to the best of the knowledge of the Guarantor, there is not now pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to any existing requirement of law or governmental approval with respect to such matters which, if adopted, would have a material adverse effect on the ability of the Guarantor to comply with its obligations under the Guaranty.

         8. COVENANTS. The guarantor covenants and agrees that, so long as any part of the Obligations shall remain unpaid, the Guarantor shall:

         (a) PERFORMANCE AND COMPLIANCE WITH OTHER AGREEMENTS. Perform and comply with each of the material provisions of each material indenture, credit agreement, contract or other agreement by which the Guarantor is bound, non-performance or non-compliance with which would have a material adverse effect on its ability to perform its obligations hereunder, except material contracts or other agreements being contested in good faith.



                                      6-5

         (b) PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain its corporate existence and preserve its material rights, franchises and privileges to conduct its business substantially as conducted on the date hereof.

         (c) COMPLIANCE WITH LAWS, ETC. Comply with all Requirements of Law and Governmental Approvals, non-compliance with which would have a material adverse effect on its ability to perform its obligations herein, except laws, rules, regulations and orders being contested in good faith.

         (d) NOTICE OF BREACH. Provide, as soon as possible and in any event within three (3) business days after the occurrence of any default or breach of the obligations applicable to the Guarantor hereunder, a statement of the Chief Financial Officer or Vice-President and Treasurer of the Guarantor setting forth details of the circumstances leading to such breach or default hereof and the action which the Guarantor proposes to take with respect thereto.

         (e) MERGERS, ETC. Not merge with any person, corporation, partnership, or other entity unless: (i) the surviving and resulting entity agrees in writing to be bound hereby to the same extent as the Guarantor, and (ii) immediately after giving effect thereto, no event of default or breach of this Guaranty shall have occurred and be continuing.

         9. NO WAIVER. No failure on the part of Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         10. CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the payment in full of all amounts payable under this Guaranty, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, Guaranteed Party and its successors, transferees and assigns.

         11. WAIVER OF NOTICES. The Guarantor hereby unconditionally and irrevocably waives all notices to and demands upon the Company or the Guarantor and all other formalities, the omission of any of which or delay in performance of which, might, but for the provisions of this paragraph, by rule of law, under equitable principles or otherwise, constitute grounds for relieving or discharging the Guarantor in whole or in part from its obligations hereunder.

         12. NO CONSEQUENTIAL DAMAGES. Neither Party shall be liable to the other under this Guaranty or otherwise for any exemplary, consequential, special, or punitive losses or damages that may be incurred by either Party as a result of their execution of and performance under this Guaranty.

         13. FURTHER ASSURANCES. The Guarantor, at its sole cost and expense, shall cause to be promptly and duly taken, executed, acknowledged and delivered, such further documents and



                                      6-6
instruments as Guaranteed Party may from time to time reasonably request in order to carry-out more effectively the intent and purposes of this Guaranty.

         14. SEVERABILITY. If any provision of this Guaranty shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatsoever.

         15. COUNTERPARTS; EFFECTIVENESS. This guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The effective date of this Guaranty for all purposes shall be the date specified on page one
(1) above.

         16. AMENDMENT; WAIVER; REQUIREMENT OF WRITING. this Guaranty cannot be amended, changed, modified, released or discharged except by a writing signed by the party against whom enforcement of the amendment, change, modification or waiver is sought.

         17. ADDRESS FOR NOTICES. Any notice, request, consent, waiver or other communication required or permitted hereunder shall be effective only if it is in writing and personally delivered or sent by certified or registered mail, postage prepaid, or by nationally recognized overnight courier, addressed as set forth below:

         If to Guaranteed Party:

                  The AES Corporation
                  1001 North 19th Street
                  Arlington, VA 22209
                  Attention: General Counsel
                  Telephone:  (703) 522-1315
                  Facsimile:  (703) 528-4510

         If to Guarantor:

                  The Williams Companies, Inc.
                  One Williams Center
                  Tulsa, OK 74172
                  Attention:  Treasurer
                  Telephone:  (918) 573-5551
                  Facsimile:  (918) 573-2065

or to such other person or address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or communication shall be deemed to have been given as of the date received by the recipient thereof.



                                      6-7

         18. GOVERNING LAW. This Guaranty shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws provisions of such laws.

         19. SUBMISSION TO JURISDICTION. Each of Guaranteed Party and the Guarantor hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Guaranty, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of the Southern District of New York, and appellate courts with jurisdiction over any appeals therefrom;

         (b) consents and agrees that any such action or proceeding may be brought in and only in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 17 of this Guaranty, or at such other address of which the other party shall have been notified pursuant thereto; and

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

         20. ASSIGNMENT. This Guaranty may be assigned by the Guarantor only with prior written consent of Guaranteed Party, which consent shall not be unreasonably withheld. Guaranteed Party may assign this Guaranty only as permitted under the Agreement with respect to assignments by Guaranteed Party of its rights thereunder. This Guaranty shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



                                      6-8

         IN WITNESS WHEREOF, the Guarantor and Guaranteed Party have each caused this Guaranty to be executed on its behalf by its duly authorized office as of the date shown above.

                                   THE WILLIAMS COMPANIES, INC.
                                   as Guarantor

                                   By:
                                      --------------------------------------
                                   Name:
                                   Title:

                                   ACCEPTED AND ACKNOWLEDGED:

                                   THE AES CORPORATION

                                   By:
                                      --------------------------------------
                                   Name:
                                   Title:


                                      6-9

                                    EXHIBIT A

                               AES Red Oak Project
                          The Williams Companies, Inc.
                         Guaranty Cap Reduction Schedule

                                      [*]



                                      6-10

                                                                      APPENDIX 7

                     FUEL CONVERSION SERVICES, CAPACITY AND
                      ANCILLARY SERVICES PURCHASE AGREEMENT


                          LIST OF THIRD PARTY ENGINEERS


                             [To be provided by AES
               after the Execution Date pursuant to the Agreement]

                                                                      APPENDIX 8

SAMPLE MONTHLY BILLING INVOICE

SELLER:                     AES Red Oak, L.L.C.
                            1001 N.  19th St.
                            Arlington, Virginia  22209

BUYER:                      Williams Energy Marketing & Trading Company
                            One Williams Center
                            Tulsa, Oklahoma  74172

BILLING

PERIOD:                     ____________________________________________________



[*]

                                                                      APPENDIX 9

                     FUEL CONVERSION SERVICES, CAPACITY AND
                      ANCILLARY SERVICES PURCHASE AGREEMENT

                            OPERATING SPECIFICATIONS

    As determined by the engineering, procurement and construction contractor and as may be revised from time to time pursuant to the Agreement

             [to be provided as soon as reasonably practicable after the Execution Date but in no event later than the Commercial Operation Date]

         EXHIBIT 1       Allowable Dispatch Curve

         EXHIBIT 2       Heat Rate Target

         EXHIBIT 3       Temperature Adjusted Unforced Capacity

         EXHIBIT 4       Temperature Adjusted Facility Capacity

         EXHIBIT 5 Natural Gas Volumes for Successful Start-ups and Associated Shutdowns

         EXHIBIT 6       Allocated Start-up Duration

         EXHIBIT 7       Estimated Reactive Capability Curve

         EXHIBIT 8       Estimated Range of Automatic Regulation

                                                                   Exhibit 10.1

                               AES RED OAK, L.L.C.

                                February 21, 2000

Philip J. Scalzo, Vice President
Williams Energy Marketing & Trading Company
One Williams Center
Tulsa, Oklahoma  74172

Re: Amendment No. 1 to the Fuel Conversion Services, Capacity and Ancillary Services Purchase Agreement

Dear Phil:

AES Red Oak, L.L.C. and Williams Energy Marketing & Trading Company (together, the "Parties") entered into that certain Fuel Conversion Services, Capacity and Ancillary Services Purchase Agreement, dated September 17, 1999 (the "Agreement"). The Parties hereby agree to amend the Agreement, as follows:

         1. Section 1.1 shall be revised to include the following definitions:

                         [*]

                           "Major Maintenance Reserve Account" - an account
                  established pursuant to Seller's financing documents that will be funded on a monthly basis in amounts necessary to cover expected costs of major maintenance required at the major maintenance intervals.

         2.       Section 10.8(b) shall be revised to read as follows:

                           [*]

                  [*]

         3.       [*]

         4.       [*]

         5. In Section II.B of Appendix 1, "Section 10.9" in the first paragraph shall be changed to "Section 10.8."

         6.       [*]

                  [*]

Except as set forth in the Amendment No. 1, the Agreement remains unchanged and in full force and effect.

Please note the agreement of Williams Energy Marketing & Trading Company with this Amendment No. 1 to the Agreement by signing below.

Sincerely,

/s/ Charles Falter

Charles Falter for
AES Red Oak, L.L.C.

Acknowledged and Agreed,

/s/ Philip J. Scalzo

Philip J. Scalzo for
Williams Energy Marketing & Trading Company